As filed with the Securities and Exchange Commission on	Registration No. 333-157962
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 8

FORM  S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

KLEIN RETAIL CENTERS, INC.
(Exact name of registrant as specified in governing instruments)

330 Intertech Parkway, 3rd Floor
Angola, Indiana 46703
517/278-3050
(Address, and telephone number of registrant's principal executive offices)

Kenneth S. Klein
330 Intertech Parkway, 3rd Floor
Angola, Indiana 46703
517/278-3050
(Name, address, and telephone number of agent for service)

with copy to:
Lee W. Cassidy, Esq., Cassidy & Associates
215 Apolena Avenue, Suite B
Newport Beach, California 92662
949/673-4510    949/673-4525(fax)

Approximate Date of Commencement of proposed sale to the public:  As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under  the  Securities  Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under  the  Securities  Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions “large accelerated filer,”“accelerated file,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filed	☐
Non-accelerated filer	☐	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	Maximum	Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered	Per Unit (1)	Offering Price	Fee (2)

Common Stock	3,000,000 shares	$5.25	$15,750,000	$1,123
Common Stock held by Selling Shareholders	685,430 shares	$5.25	$3,598,508	257

Total	3,685,430 shares	$5.25	$19,348,508	$1,380

(1)
There is no current market for the securities and the price at which the shares are being offered has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, as amended.

(2)	Paid by electronic transfer.

EXPLANATORY NOTE

This registration statement and the prospectus therein covers the registration of (i) up to 3,000,000 shares of Klein Retail Centers’s common stock at an offering price of $5.25 per share and (ii) 685,430 shares of common stock offered by the holders thereof.

PROSPECTUS	Subject to Completion, Dated ______ , 2010

The information contained in this prospectus is not complete and may be changed.  These shares may not be sold until a registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

KLEIN RETAIL CENTERS, INC.
3,000,000 shares of common stock at $5.25 per share;
685,430 shares of common stock offered by the holders thereof

This prospectus relates to the offer and sale of (i) 3,000,000 shares of common stock (the “Shares”) of Klein Retail Centers, Inc.  ("KRC" or the  “Company”), $.0001 par value per share, at a price of $5.25 per share and(ii) 685,430 shares of common stock offered by the holders thereof (the “Selling Shareholders’ Shares”) at a price of $5.25 per share until such time as KRC common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices.  All costs incurred in the registration of the shares are being borne by KRC.

The Shares will be offered to investors on a best efforts basis through Freedom Investors Corp., Brookfield, Wisconsin, the dealer manager of the offering.  The preferred minimum investment is $10,500, except for IRAs for which the minimum is $5,250, but purchases of less than $10,500 may be made at the discretion of the dealer manager.  The dealer manager is not required to sell any specific number or dollar amount of shares but will use its best efforts to sell all the 3,000,000 Shares offered.

KRC expects to sell up to $15,750,000 in Shares by __________________ (180 days following the date of this prospectus), unless extended for an additional 90 days by mutual written agreement between KRC and the dealer manager.  All funds tendered by subscribers for Shares will be held in a segregated escrow account by Century Bank & Trust,  Coldwater, Michigan, the escrow agent, pursuant to an escrow agreement by and between the Company, the dealer manager and the escrow agent, pending acceptance or rejection by the Company of the related subscription and release to the Company if accepted or return directly to subscribers without interest thereon.

This offering will terminate no later than __________________ (180 days from the date of this prospectus.  KRC may extend this date by an additional 90 days).
	Price to Public	Selling Commissions	Proceeds to Company
Per Share	$5.25	$.3675	$4.88
Total offering	$15,750,000	$1,102,500	$14,647,500	(1)

(1) Does not include the underwriter's expense allowance of up to 2%, accountable to the Company, and offering costs.

KRC has not applied for quotation of its shares on any exchange and currently there is no public market for KRC’s common stock.  No assurances can be given that a public market will develop following completion of this offering or that, if a market does develop, it will be sustained.  The offering price for the Shares has been arbitrarily determined by KRC and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

The Shares and the Selling Shareholder Shares will each become tradeable on the effective date of the registration statement of which this prospectus is a part except 455,500 Selling Shareholder Shares which are subject to a lock-up agreement prohibiting sales of such shares for 90 days after commencement of public trading of the Company's common stock and restricting sales for the following 270 days to an aggregate every three months of the greater of 1% of the outstanding number of shares of the Company's common stock or 1% of the average weekly trading volume for the preceding four weeks.  Sales by selling shareholders, or even the potential of such sales, may have an adverse effect on the market prices of the shares offered by KRC.  The selling shareholders will receive the proceeds from the sale of their shares and KRC will not receive any of the proceeds from such sales.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities involve a high degree of risk.  See “Risk Factors” contained in this prospectus beginning on page 4.

Prospectus dated __________________, 2010

TABLE OF CONTENTS

Prospectus Summary	4
Risk Factors	6
Forward-Looking Statement	12
Determination of Offering Price	12
Use of Proceeds	12
Dividend Policy	13
Dilution	13
Concurrent Sales	14
Plan of Distribution	14
Klein Retail Centers, Inc.	18
Plan of Operations	26
Company Policies	31
Management's Discussion and Analysis of Financial Condition and Results of Operations	33
Management	35
Executive Compensation	37
Security Ownership of Certain Beneficial Owners and Management	37
Certain Relationships and Related Transactions	38
Selling Shareholders	40
Shares Eligible for Future Sales	45
Description of Securities	45
Legal Matters	46
Experts	46
Disclosure of Commission Position of Indemnification for Securities Act Liabilities	46
Financial Statements	48
Appendix A	A-1 - A-10

Part II	81
Exhibits	82
Signatures	85

An investor should rely only on the information contained in this prospectus. KRC and the underwriters have not authorized anyone to provide different or additional information. This prospectus is not an offer to sell or a solicitation of an offer to buy our common stock in any jurisdiction where it is unlawful to do so. The information contained in this prospectus is accurate only as of its date, regardless of the date of delivery of this prospectus or of any sale of our common stock.

Until _______________,  all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all the information important to making an investment decision.  A potential investor should read the following summary together with the more detailed information regarding Klein Retail Centers, Inc. and the common stock being sold in this offering, including “Risk Factors” and the financial statements and related notes, included elsewhere in this prospectus.

The Company

Klein Retail Centers, Inc. was incorporated in Delaware on March 28, 2008, to continue and expand on the business started and developed by its president to purchase from Walmart Supercenters, Inc. or others, real property next to and/or adjoining operating or in-development Walmart Supercenters and to develop the properties for lease to certain chain and local stores that complement and are compatible with the Walmart Supercenters. Such an adjacent property is known in the industry as a shadow retail center, in this case shadowed to a Walmart Supercenter. KRC or its affiliates will purchase, develop, lease and manage the shadow retail centers.

KRC, through its subsidiaries, is the owner of the retail centers adjoining nine Walmart Supercenters located in the Midwest and Southern United States.  KRC will purchase the land on which additional shadow retail centers are to be developed usually directly from Walmart Supercenters, Inc. or one of its affiliates.  KRC will enter into financing arrangements required to make such purchases based on its financial credit history and condition.  Any financing or mortgage entered into by KRC will be non-recourse to any shareholder and no outside shareholder will be asked to guarantee or co-sign any financing arrangement and will not be obligated for any transaction so entered into by it.

KRC's president, who is also its major shareholder, has developed over 70 such retail centers adjoining Walmart Supercenters in 26 states since 1999.

Trading Market

Currently, there is no trading market for the securities of KRC.  KRC intends to initially apply for listing of its securities on the NASDAQ Capital Market.  There can be no assurance that KRC will qualify for such listing.  See “RISK FACTORS—Absence of Trading Markets” and “DESCRIPTION OF SECURITIES—Admission to Listing of its Securities on the NASDAQ Capital Market.”

The Offering

KRC is offering up to 3,000,000 shares of its common stock for sale at a price of $5.25 per share.  KRC is offering the Shares on a “best efforts” basis and there is no minimum threshold of sales that must be met before the offering can close.  Proceeds received from the sale of the Shares will be immediately available for use by KRC after approval of the subscription by the dealer manager and KRC.  The offering will terminate 180 days from the date of this prospectus unless earlier fully subscribed or terminated by KRC and may be extended by KRC for an additional 90 days by mutual written agreement between KRC and the dealer manager.

This prospectus also relates to the offer and sale by 59 shareholders of KRC of up to 685,430 shares of common stock held by them (the "Selling Shareholder Shares").  The selling shareholders will offer their shares at a price of $5.25 per share until such time as KRC common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices, in one or more transaction that may take place by ordinary broker's transactions, privately-negotiated transactions or through sales to one or more dealers for resale.  Usual and customary or specifically negotiated brokerage fees or commissions not to exceed 7% may be paid by the selling shareholders in connection with such sales.

Common stock outstanding before the offering	7,860,430 (1)

Percentage owned by affiliated persons before the offering	90.3% (7,100,000 shares)

Common stock for sale by selling shareholders	685,430
Common stock offered by KRC	3,000,000

Common stock outstanding if all shares sold	10,860,430

Percentage owned by affiliated persons if all shares sold	65% (7,100,000 shares)

Offering price	$5.25 per share

Selling commissions	$ 0.3675 per share (7%)

Proceeds to KRC	$14,647,500 (2)

(1)	The number of shares outstanding as of December 31, 2009 of which 7,100,000 (90.3%) are beneficially owned by KRC's president.
(2)	Assumes the sale of all 3,000,000 shares offered by KRC but not including offering costs and 2% expense allowance payable to the dealer manager.

Summary Financial Information

The following summary financial data should be read in conjunction with additional discussions of the financial status of KRC and the Financial Statements and Notes thereto included elsewhere in this prospectus. The following information is derived from the audited financial statements as of December 31, 2009 and unaudited financial statements as of March 31, 2010.

	December 31, 2009	March 31, 2010

Balance Sheet

Investments in Real Estate, Net	$13,703,813	$13,612,581
Intangible Assets, Net	306,076	423,916
Cash, Cash Equivalents and Restricted Cash	339,629	282,970
Other	157,612	291,365
Total Assets	$14,507,130	$14,610,832

Mortgage Loan Payable	$15,510,000	$15,510,000
Convertible Notes Payable	274,877	339,791
Other Liabilities	650,233	1,009,481
Total Liabilities	$16,435,110	$16,859,272
Common Stock	786	786
Additional Paid-In Capital	767,944	786,416
Accumulated Deficit	$(2,696,710)	$(3,035,642)
Total Stockholders’ Deficit	$(1,927,980)	$(2,248,440)

Statement of Operations

Revenue	$1,361,608	$352,349
Operating Expenses	(1,094,443)	(393,278)
Income (Loss) from Operations	267,165	(40,929)
Other Income	1,000,000	-
Interest Expense	(1,018,134)	(268,294)
Amortization of Intangible Assets	(105,903)	(29,709)
Net Income (Loss)	143,128	(338,932)

RISK FACTORS

A purchase of any Shares is an investment in KRC's common stock and involves a high degree of risk. Investors should consider carefully the following information about these risks, together with the other information contained in this prospectus, before the purchase of any Shares.  If any of the following risks actually occur, the business, financial condition or results of operations of KRC would likely suffer. In this case, the market price of the common stock could decline, and investors may lose all or part of the money they paid to buy the common stock.  KRC has listed the following risk factors which it believes to be those material to an investment decision in this offering.

KRC has no independent operating history and as such an investor cannot assess its profitability or performance but must rely on the history of its president.

KRC owns nine shadow retail centers and receives income from those properties.  KRC has contracted to purchase property in Andalusia, Alabama, consisting of a commercial retail center.  A deposit of $100,000 was made in conjunction with the contract.  KRC has no established operating history and it is therefore not possible for an investor to assess the prior performance of KRC nor can an investor determine whether KRC will meet its projected business plan.  An investor will be required to make an investment decision based solely on KRC’s management’s history and its projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in retail land development and management.  However, KRC has been formed to continue the business established and operated by its president since 1996.  KRC's president has been successful in purchasing, developing and leasing retail centers in the past but there is no assurance that such success will transfer to the operations of KRC.

A major setback to the Walmart Corporation and its operations of current stores and development of future stores would impact the future success of KRC.

The shadow retail centers are primarily dependent on the Walmart Supercenters to attract customers to the location.  If the Walmart Corporation incurred a significant setback to its operations resulting in a reduction in the number of customers going to a Walmart Supercenter location, the retail stores next to or adjoining that Walmart Supercenter may also experience a reduction in customers and a resulting reduction in revenues which could then result in a failure to renew or a breach of a lease agreement.  Such an event could cause KRC to experience a downturn in revenue.  Similarly, a significant setback to the operations of Walmart could result in the reduction in the development of new stores.  If both such events—a reduction in customers of the Walmart Supercenters and a reduction in the development of new Walmart Supercenters –occurred simultaneously, then KRC would likely experience a significant decrease in revenue from operating developed retail properties and a diminution of the development of new retail properties.

KRC has accumulated deficit as of December 31, 2009 of $2,696,710 and as of March 31, 2010 of $3,035,642.

As of December 31, 2009 and March 31, 2010, KRC has an accumulated deficit of $2,696,710 and $3,035,642, respectively.  This deficit may impact on the Company in various ways including, but not limited to, making it more difficult to borrow money, sell stock or to maintain a good market price.

The offering price of the Shares has been arbitrarily determined by KRC and such offering should not be used by an investor as an indicator of the fair market value of the Shares.

Currently there is no public market for KRC’s common stock.  The offering price for the Shares has been arbitrarily determined by KRC and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.  Thus an investor should be aware that the offering price does not reflect the fair market price of the Shares.

KRC owns and operates only one type of real estate project with the same or similar tenants in each project.  Such lack of diversification may have a detrimental impact on KRC.

KRC operates and owns nine shadow retail centers all of which are shadowed on Walmart Supercenters.  Furthermore, the nine shadow retail centers have the same or similar tenants such as Dollar Tree and Fashion Bug stores.  This lack of diversification in the type of real estate owned and the lack of diversification of the anchor store of the shadow retail centers could be detrimental to the Company if Walmart Supercenters were to encounter any number of issues such as a downturn in sales, labor issues or a business transaction resulting in its demise or change in character.  The loss of any one tenant in one of the shadow retail centers would not have a material impact on the rental income of KRC but the loss of the an entire franchise chain such as Dollar Tree or Fashion Bug and all their outlets in all of KRC's shadow retail centers would have a material adverse effect on the rental receipts of KRC.

KRC plays no role in the development or implementation of Walmart Supercenters business plan and any number of different business strategy that could be adopted by Walmart Supercenters could greatly impact KRC's development plans.

KRC does not have any control in the future of the Walmart Supercenters and may be strongly affected by any changes made by that Company. The KRC business plan is built around the acquisition and development of the shadow retail centers next to or adjoining Walmart Supercenters.  If the Walmart Corporation were to adopt a different strategy for its supercenters, the impact on KRC would be substantial.  For instance, if the Walmart Corporation chose to develop its supercenters in more urban or developed areas, the availability for land to develop shadow retail centers would be greatly reduced or possibly eliminated. Similarly, the Walmart Corporation could determine to retain the land its supercenters and develop shadow retail centers itself or develop the land for other types of use such as apartments or condominiums.  Alternatively, the Walmart Corporation could determine to refocus the Walmart brand and concentrate on attracting the more upscale consumer which would require KRC to similarly refocus the type of tenant it obtains for the shadow retail centers which it may not be able to do.  Any such change in the Walmart Supercenter focus such as these possibility mentioned would greatly impact the business plan of KRC and could result in the inability to obtain and/or develop shadow retail centers or require the redefining of its own business model.

A change in the Walmart Corporation policies governing shadow retail centers adjoining the Walmart Supercenters could impact on the development plans of KRC.

A change or significant amendment, for whatever reason, to the character, usage, covenants, requirements and operation restrictions and regulations of the shadow retail centers that adjoin or are adjacent to the Walmart Supercenters, could significantly impact on KRC's business development.  KRC has developed an expertise with working within the rules and regulations established by the Walmart Corporation for the character and usage of the  shadow retail centers that adjoin its supercenters.  KRC has a depth a knowledge in developing the shadow retail center within the guidelines established by the Walmart Corporation regarding size, style, parking, access and other restrictions.  In addition, KRC has a developed a pool of tenants known to it to be acceptable to the Walmart Corporation as tenants in the shadow retail centers.  If the Walmart Corporation were to change its rules, regulations and covenants regarding either the structure and character of the physical shadow retail center or the type of tenant it would allow to lease retail space in such shadow retail centers, KRC would have to begin again to develop its pool of knowledge and resources for constructing and managing the shadow retail centers and would have to seek a new pool of tenants acceptable to the Walmart Corporation which pool may potentially be reduced.  In either case, KRC may experience a decline in its operations while it developed a response to such new criteria.

The nine shadow retail centers are located in the central section of the United States and such lack of geographic diversification may impact on KRC.

Four of KRC's nine shadow retail centers are located in Missouri and Arkansas and the remaining five are located within the central section of the country, from North Dakota to Mississippi. As a result of the concentration of properties in one region of the country, any adverse event that disproportionately affects that region may have a more adverse impact on KRC's operating results than if its shadow retail centers were more widely dispersed.  KRC has executed a contract to purchase property in Andalusia, Alabama.

Changes in lending patterns may impact KRC's ability to obtain purchase or construction loans.

In response to the recent economic turmoil experienced in the United States financial institutions, particularly those involved with real estate and real estate loans, the United States Congress enacted legislation to assist financial and insurance institutions with their large inventory of defaulted mortgage loans.  As part of this legislation, regulations may be placed on future lending practices including the availability of interest-only and/or adjustable-rate mortgages.  Management has typically sought interest-only mortgages for use in purchasing and constructing its retail centers and such new regulations may preclude the availability of these types of mortgages.  In such case, KRC will seek more conventional mortgage financing.  It is impossible to predict the extent of these regulations or the impact of them on the availability of mortgage financing, whether through conventional or other types of mortgages.  If required to use conventional mortgage financing rather than interest-only financing, KRC anticipates that this would reduce the cash flow from the retail centers, but the extent of such reduction is unable to predict.

KRC has issued promissory notes as a method of raising capital which obligates it to pay interest to the note holders with possible dilution to the value of the outstanding common stock.

On March 27, 2009, KRC entered into an agreement with the dealer manager for an offering of convertible promissory notes of up to $10,000,000 consisting of 1,000 units at $10,000 per unit. Each unit consists of a 3-year convertible promissory note with 10% annual interest payable quarterly and a 5-year warrant to purchase 1,600 shares of KRC's common stock at an exercise price of $6.00 per share.

As of July 26, 2010, the Company sold 49.5 units to 16 investors for an aggregate of $495,000.

The Company is obligated to pay the quarterly interest to the note holders, which will reduce revenues available to the Company.  After three years, KRC will pay any note holders any outstanding face amount of the promissory notes not converted into common stock.  Unlike a mortgage debt that is recourse only to the property on which the mortgage is taken, the debt obligation of such promissory notes is the general obligation of KRC and all of its assets.

Pursuant to the terms of the agreement, each promissory note is convertible at any time up to three years from date of execution into common stock at the rate of one share of common stock for every $5 of principal of the note.  Although, in effect through cancellation of debt, KRC will receive $5.00 per share for the converted stock (as conversion of the note principal), holders of KRC common stock may experience dilution in the value of their common stock at the time of such conversion if the value of their common stock is greater than $5 per share.  Similarly, warrants may be exercised at an exercise price of $6.00 per share and if the value of the common stock is greater than the exercise price of the warrants being exercised, then the holders of the common stock may experience dilution in the value of their stock.

The convertible promissory note offering may continue simultaneously with the offering of KRC's common stock represented by this prospectus.

Investors in the offering may experience immediate dilution of the value of their shares.

Purchasers of the  Shares may experience immediate dilution in the value of their Shares. Dilution represents the difference between the initial public offering price per share paid by investors ($5.25) and the net tangible book value per share immediately after completion of the offering.  Net tangible book value per share is the net tangible assets of KRC (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding. Thus if at some other time, shares had been sold by KRC at a price less than the $5.25 paid by purchasers of the Shares, then the value of such Shares immediately after such purchase would be less than $5.25.

The concurrent sales of shares by KRC and the selling shareholders may make sales by either more difficult.

Concurrent with the offering of the Shares by KRC, the selling shareholders are registering 685,430 shares of common stock which shares will be sold at $5.25 per share until such time as the shares are accepted for quotation on a national stock exchange. Of this 455,500 Selling Shareholder Shares are subject to a lock-up agreement prohibiting sales of all such shares for 90 days after commencement of public trading of the Company's common stock and restricting sales of such shares for the following 270 days to an aggregate every three months of the greater of 1% of the outstanding number of shares of the Company's common stock or 1% of the average weekly trading volume for the preceding four weeks.  For whatever reason a purchaser may determine not to purchase shares from KRC but from one or more of the selling shareholders.   In addition, the sale of the Shares by KRC may have an adverse impact on the sale of their shares by the selling shareholders.

There has been no prior public market for KRC's common stock and the lack of such a market may make resale of the Shares difficult.

No prior public market has existed for KRC’s securities and KRC cannot assure any purchaser that a market will develop subsequent to this offering.  KRC intends to apply for quotation of its common stock on the NASDAQ Capital Market.  However, KRC does not know if it will be successful in such application, how long such application will take, or, if successful, that a market for the common stock will ever develop or continue on that or any other trading market.  If for any reason the common stock is not listed on the NASDAQ Capital Market or other trading market does not otherwise develop, investors may have difficulty selling their common stock should they desire to do so.  If KRC is not successful in its application for listing on the NASDAQ Capital Market, it will apply to have  its securities quoted on the OTC Bulletin Board, a real-time quotation service for over-the-counter securities.

KRC depends on its president to manage its business effectively.

KRC's future success is dependent in large part upon its ability to attract and retain highly skilled managerial, sales and marketing personnel. In particular, due to the relatively early stage of KRC's business, its future success is highly dependent on Kenneth S. Klein, its president and founder, to provide the necessary experience, reputation and background to execute KRC's business plan.  The loss of his services could impede its ability to enter into agreements with the Walmart Corporation and develop the adjoining land, particularly initially as KRC builds a record and reputation of its own. Because of his past experience with the Walmart Corporation and the development of his long term relationship with it, there is a very limited pool, if any at all, of potential candidates that could replace Mr. Klein if such replacement became necessary.  It is unlikely that KRC could locate a candidate to succeed or replace Mr. Klein that had such a similar relationship with the Walmart Corporation and, although still representing KRC, any such new replacement would have to begin building his own relationship and reputation with Walmart Corporation.  Such a loss could negatively impact KRC's profitability.

KRC’s founder beneficially owns and will continue to own a majority of KRC's common stock and, as a result, can exercise control over shareholder and corporate actions.

Kenneth S. Klein, the founder and president of KRC, directly owns 1,000,000 shares of KRC’s outstanding shares and may be deemed the beneficial owner of the 6,000,000 shares owned by Klein Portfolio Investors, LLC and Klein Portfolio Investors II, LLC, the 50,000 shares owned by Klein Family Investments LLC and the 50,000 shares owned by The Klein Group LLC or approximately 90% (7,100,000 shares) of KRC’s outstanding common stock. As such, he is able to control matters requiring approval by shareholders, including the election of directors and approval of significant corporate transactions. This concentration of ownership may also have the effect of delaying or preventing a change in control, which in turn could have a material adverse effect on the market price of KRC’s common stock or prevent shareholders from realizing a premium over the market price for their shares of common stock.   Other Klein family members own 75,000 shares of KRC's outstanding shares although Kenneth Klein is not the beneficial owner of such shares and does not have voting or disposition control of such shares.

With one person who is the majority shareholder and also serves as KRC's president and a director, there is potential for favored actions by KRC.

 As a director, president and majority shareholder, Mr. Klein has substantial control over actions to be taken by KRC.  Such control could result in actions being taken by KRC which would be detrimental to its investors  including such possible actions as unduly large compensation packages, overly-liberal expense reimbursement or self-dealing transactions.  Mr. Klein is the major shareholder of KRC providing him with the voting control to approve any measures taken by KRC, the election of the board of directors, and possibly prohibit or discourage any effective shareholder action challenging such actions, if such actions were ever taken.  Shareholders owe no fiduciary or other duty to KRC or to other shareholders and will usually act or vote in a manner that most conforms to their goals for KRC.  A director, however, is required to act in the best interest of the company and to make his best business judgments based on such best interests of the company in approving corporate actions.  As a director, and when voting on matters under consideration by the board of directors, Mr. Klein has a duty to act in the best interests of KRC; there is no such required duty when acting as a shareholder or voting on matters under consideration by shareholders.

However, the duty of the director may not necessarily prevent Mr. Klein or such other similarly situated director from acting in a manner unfavorable to KRC when acting as a shareholder particularly if such shareholder action were being taken to further the interests of such director/shareholder at the expense of KRC.

Kenneth Klein as the president, director and majority shareholder could increase fees paid to the management company, which he owns.

As president, director and majority shareholder, Kenneth Klein controls the management of KRC, including fees and expenses paid by it.  These fees and expenses are typically paid to third-parties at competitive prices.  Management fees are paid by KRC from rent received for the management of each of the centers.  KRC uses Midwestern Management to manage the shadow retail centers. Midwestern Management is jointly owned by Mr. Klein and his wife.  Thus, Mr. Klein has the ability to increase the fees paid for management of the shadow retail centers which would increase income to his management company and reduce the net rental income to KRC.

The failure to maintain adequate insurance on any or all of the shadow retail centers could have a substantial impact on KRC.

A failure to maintain adequate insurance, for whatever reason in the future, on any of the shadow retail centers then owned by KRC, be it fire, hazard or liability insurance, could have a substantial impact on it if an event occurred at that center that would normally be covered by such type of insurance.  If there were a fire, flood, building failure, "slip-and-fall", or other occurrence causing physical, structural or bodily damage KRC would require insurance to pay for any repairs, rebuilding and cover any liability.  If KRC did not maintain its insurance coverage, any one of these events would then require to pay significant sums from its own resources, which could severely impact the operations and continuation of KRC.  As a matter of course, KRC places a strong priority on timely payment of adequate insurance to cover these possibilities.

The information posted on the Company's website may be deemed a non-conforming prospectus with the possibility of a rescission offer.

From January 26, 2009, to June 19, 2009, and again from July 14, 2009 to July 28, 2009, KRC had a website describing its operations.  Among other items, the information on the website consisted of information about the Company, its properties, its operational history and its management.  The intention of the Company was to provide information to potential underwriters and broker-dealers; however, the website was also available to the general public.  On August 5, 2009, the website was re-established and made password protected.  During the time that the website was not password protected, it was accessed 214 times. KRC did not make any sales of its securities during the time the information on its website was not password protected.  However, it is possible that the information contained on the website maybe deemed to be a prospectus not in conformance with the rules and regulations of the Securities and Exchange Commission and an offer to sell securities using a non-conforming prospectus.  In such event, KRC may be required to make a rescission offer of any sales that were made in reliance on such non-conforming prospectus.  KRC did not make any sales of its securities during such time and all subsequent sales will be made pursuant to the public information provided by the registration statement of which this prospectus is a part or by private offering.

KRC does not intend to pay dividends to its stockholders so investors will not receive any return on investment in KRC prior to selling their interest in it.

KRC does not project paying dividends but anticipates that it will retain future earnings for funding its growth and development.  Therefore, investors should not expect KRC to pay dividends in the foreseeable future.  As a result, investors will not receive any return on their investment prior to selling their shares in KRC, if and when a market for such shares develops.

Being a public company may strain KRC's resources, divert management’s attention and affect its ability to attract and retain qualified directors.

As a public company, KRC will be subject to the reporting requirements of the Securities Exchange Act of 1934 and the Sarbanes-Oxley Act of 2002. The requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs, and have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on KRC's personnel, systems and resources.

These laws require, among other things, that KRC maintain effective disclosure controls and procedures and internal control over financial reporting. In order to establish the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on KRC's business, financial condition and results of operations.

These rules and regulations may also make it difficult and expensive for KRC to obtain director and officer liability insurance. If KRC is unable to obtain adequate director and officer insurance, its ability to recruit and retain qualified officers and directors, especially those directors who may be deemed independent, will be significantly curtailed.

If KRC is unable to generate sufficient cash from operations, it may find it necessary to curtail development and operational activities.

KRC intends to purchase properties utilizing cash and a mortgage secured by each property.  KRC will develop the land and lease it to certain retail stores.  KRC anticipates that the rental received from the leased properties will be sufficient to meet the mortgage payments and generate profits.  Any reduction in the amount of rental income received would impact directly on the profit received by KRC and KRC might be forced to abandon some of its activities, including additional retail land development.  If, for whatever reason, the rents received by KRC were insufficient to meet the mortgage payment for any significant period of time, KRC could possibly be forced to liquidate a substantial portion of its asset holdings at unfavorable prices or possibly even default on loans.

KRC's results of operations and financial condition are greatly affected by the performance of the discount retail store market.

KRC's retail land development activities are subject to numerous factors beyond its control, including local real estate market conditions, substantial existing and potential competition, general national, regional and local economic conditions, fluctuations in interest rates and mortgage availability and changes in demographic and environmental conditions.  KRC's retail operations are specific to the development and leasing of land adjoining or adjacent to a Walmart Supercenter. The Walmart Supercenter is marketed as a large discount store offering items from electronics, appliances, clothing, housewares, furniture and other items.  KRC leases its retail property to stores with a shopping clientele complementary to the Walmart customer.  A downturn in the discount retail market could directly and negatively impact the revenue of KRC.

The Walmart Supercenters and KRC's adjoining shadow retail centers may face increased competition from similarly focused large discount stores that target the same customer demographic as the Walmart Supercenter.

The Walmart Supercenter targets a certain customer demographic and the tenants at the shadow retail centers are retail stores that target or are attractive to the same type of customer.  The Walmart Supercenter may face increasing competition from stores that target this customer demographic such as factory outlet centers, wholesale clubs and numerous electronic shopping opportunities such as television shopping networks, mail order catalogs and the Internet.  Such competition could impact on profitability of the tenants in the shadow retail centers which would impact on the ability of KRC to obtain new tenants and its ability to retain its current tenants.

The potential of higher gasoline prices may directly affect the number of customers driving to a Walmart Supercenter  and may reduce the number of customers at KRC's adjoining leased retail stores.

KRC believes that the targeted Walmart Supercenter customer is automobile dependent; that is, Walmart stores are typically not easily accessed by public transportation and customers typically drive to the Walmart store and to KRC's adjoining leased retail stores.  The number of customers determining to drive to a Walmart store may be impacted by the price of gasoline.  A downtown in the number of customers to the Walmart store would most likely reduce the number of customers to the adjoining retail properties.  A reduction in the number of potential customers could result in making it harder to rent the available retail space or could result in the failure of the lessee retail stores to meet the rental amounts.

KRC believes that although current Walmart customers may be impacted by the price of gasoline and fewer of such current customers may choose to drive to the Walmart Supercenter as frequently, if at all, that such decrease may be offset by an increase in new customers who choose to shop at a discount center or in the amount of dollars spent at a discount center rather than the higher-priced shopping mall or named stores.  Historically, KRC believes that as economic conditions worsen, consumers change shopping habits and an increased number of consumers shop at discount stores.

Unforeseen environmental hazards could create a costly expense for KRC and reduce its return from rental income.

There may arise costs from unknown or undetected environmental contamination or hazardous conditions that may be found on the property housing one or more of the shadow retail centers. KRC does not know of any of these conditions but if some were to be found, it could be a significant expense that KRC would have to pay and that would reduce KRC's return from the rental income.

Long term rental leases may not reflect increases in fair value of the rental property.

KRC attempts to enter into long term leases or leases with renewal options with its shadow retail center tenants.  Although such leases provide the Company with a solid base of tenants without having to release property annually and the insecurity of not knowing how long a vacancy may occur, such long term leases may not provide sufficient annual rent increases to match what may be increasing property values.  That is, if KRC did not have long-term leases and if the market value of commercial rental space were to increase, it might have been able to obtain higher rents than those provided in the long-term leases or renewable leases.

KRC has 20,000,000 authorized shares of undesignated preferred stock which, if issued, may impact the rights and seniorities of the common stock held by purchasers in this offering.

KRC has 20,000,000 authorized shares of undesignated preferred stock.  Pursuant to its certificate of incorporation and by-laws, such stock may be designated and issued from time to time by the board of directors.  KRC has not designated nor issued any preferred stock nor any other senior security and does not currently anticipate issuing such preferred stock or any other senior security, but circumstances may arise at which time it would be in the best interests of KRC to issue such stock. KRC's certificate of incorporation empowers the board of directors to designate such stock a series, or series, of shares and to fix the powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof including such items as the dividend rates, relative rights of priority, if any, of payment of dividends on shares of that series; terms and conditions of conversions, if any; redemption rights, if any; and the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Company.  Any or all of such designations may place such preferred stock ahead of the outstanding common stock for dividends, liquidations or other preferences.  In addition, any convertibility of preferred stock may dilute the value of the outstanding common shares depending upon the terms of such convertibility.  The board of directors of KRC has not designated any preferred stock but the availability to it to so designate the stock may negatively impact on the status of the outstanding common stock.

Forward-Looking Statements

This prospectus contains, in addition to historical information, certain information, assumptions and discussions that may constitute forward-looking statements. Such statements are subject to certain risks and uncertainties which could cause actual results to differ materially than those projected or anticipated.  Actual results could differ materially from those projected in the forward-looking statements. Although KRC believes its assumptions underlying the forward-looking statements are reasonable, KRC cannot assure an investor that the forward-looking statements set out in this prospectus will prove to be accurate.  KRC’s businesses can be affected by, without limitation, such things as natural disasters, economic trends, international strife or upheavals, consumer demand patterns, labor relations, existing and new competition, consolidation, and growth patterns within the industries in which KRC competes and any deterioration in the economy may individually or in combination impact future results.

DETERMINATION OF OFFERING PRICE

KRC is offering the Shares at $5.25 per share. The price  was arbitrarily determined by KRC and the dealer manager and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of KRC.

USE OF PROCEEDS

	Prospective Number of Shares Sold
	3,000,000	2,000,000	1,000,000
	Shares	Shares	Shares

Gross Proceeds to Company	$15,750,000	$10,500,000	$5,250,000

Less: Commissions paid (1),	1,102,500	735,000	367,500
2% expense allowance	315,000	210,000	105,000
and Offering Costs (2)	200,000	200,000	200,000

Net Proceeds to Company	$14,132,500	$9,355,000	$4,577,500

(1) Assumes commissions of 7% on Shares sold.
(2) Assumes offering costs of $200,000 including legal, accounting, Edgarizing, and state filing fees.

KRC will receive proceeds from the sale of the Shares.  KRC anticipates that it will use the proceeds from the sale of any of the Shares for the purchase and development of additional shadow retail centers. KRC does not know how many Shares will be sold or the amount of proceeds from such sales.  The fewer the number of Shares sold, the less KRC will receive in proceeds from the offering with a resulting small amount of funds available to use to acquire and develop additional shadow retail centers.

KRC's umbrella mortgage on all nine shadow retail centers is due on May 6, 2011 in the amount of $15,510,000.  KRC does not intend on using any of the proceeds from this offering to pay down the mortgage.

DIVIDEND POLICY

KRC does not anticipate that it will declare dividends in the foreseeable future but rather intends to use any future earnings for the development expansion of the business.

DILUTION

Purchasers of the  Shares may experience immediate dilution in the value of their Shares. Dilution represents the difference between the initial public offering price per share paid by investors and the net tangible book value per share immediately after completion of the offering.  Net tangible book value per share is the net tangible assets of KRC (total assets less total liabilities less intangible assets), divided by the number of shares of common stock outstanding.

Prior to the offering, KRC had a net tangible book value of $(2,672,356) or $(.34) per share with 7,860,430 shares of common stock outstanding.  KRC estimates that its net tangible book value after the offering, assuming all 1,000,000 shares are sold, is $1,905,144 or $0.22 per share which results in a per share dilution of $5.03.  If all 3,000,000 shares are sold, then KRC would have a net tangible book value after the offering of $11,460,144  including the effects of 7% commissions, 2% expense allowance, and estimated offering costs, or $1.06 per share which results in a per share dilution of $4.19.

Assuming 1,000,000 Shares sold ($5,250,000 in gross proceeds) (1)

					Average
	Shares Outstanding		Total Paid		Price per
	Number	Percent	Amount	Percent	Share

Existing Shareholders	7,860,430	89%	$606,527	10%	$0.08
New Investors	1,000,000	11%	5,250,000	90%	$5.25

Total	8,860,430	100%	$5,856,527	100%	$0.66

Net tangible book value before offering	$(2,672,356)
Net tangible book value per share before offering	$(0.34)
Net tangible book value after offering (2)	1,905,144
Net tangible book value per share after offering	$0.22
Dilution per share to new investors	$5.03

Assuming 3,000,000 Shares sold ($15,750,000 in gross proceeds) (1)

					Average
	Shares Outstanding		Total Paid		Price per
	Number	Percent	Amount	Percent	Share

Existing Shareholders	7,860,430	72%	$606,527	4%	$0.08
New Investors	3,000,000	28%	15,750,000	96%	5.25

Total	10,860,430	100%	$16,356,527	100%	$1.51

Net tangible book value before offering	$(2,672,356)
Net tangible book value per share before offering	$(0.34)
Net tangible book value after offering (2)	11,460,144
Net tangible book value per share after offering	$1.06
Dilution per share to new investors	$4.19

(1) Assumed for purposes of illustration only. Does not reflect possible selling commissions and expenses.

(2) Net tangible book value after offering reflects 7% commissions, 2% expense allowance, and estimated offering costs.

CONCURRENT SALES

This prospectus also relates to the sale of 685,430 outstanding shares of KRC’s common stock by the holders of these securities of which 455,500 are subject to a lock-up agreement prohibiting sales of all such shares for 90 days after commencement of public trading of the Company's common stock and restricting sales of such shares for the following 270 days to an aggregate of the greater of 1% of the outstanding number of shares of the Company's common stock or 1% of the average weekly trading volume for the preceding four weeks.  The selling shareholders will offer their shares for sale at an offering price of $5.25 per share until such time as the KRC common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices.  Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the common stock.  The selling shareholders may from time to time offer their shares through underwriters, brokers-dealers, agents or other intermediaries. The distribution of the common stock by the selling shareholders may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales; by a combination of these methods; or by other means.  KRC will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders’ Shares.

PLAN OF DISTRIBUTION

General

KRC is offering to the public a maximum of 3,000,000 shares of its common stock through its dealer manager, Freedom Investors Corp., an independent broker-dealer member of the Financial Industry Regulatory Authority ("FINRA").  The offering is being conducted on a “best efforts” basis, which means that the dealer manager need use only its best efforts to sell the shares and has no firm commitment or obligation to purchase any of the shares.  There is no minimum threshold of sales that must be met before the offering can close and KRC can begin to use the proceeds of any sales made up to that time.

All funds tendered by subscribers for Shares will be held in a segregated account by Century Bank & Trust,  Coldwater, Michigan, the escrow agent, pursuant to an escrow agreement by and among KRC, the dealer manager and the escrow agent, pending acceptance or rejection by KRC of the related subscription and release to KRC if accepted or return directly to subscribers, without interest thereon, if not accepted.

KRC is offering such 3,000,000 shares at a price of $5.25 per share.  KRC expects to sell the Shares by 180 days following the date of this prospectus, unless extended for an additional 90 days by mutual written agreement between the Company and the dealer manager.  This offering will terminate no later than 180 days following the date of this prospectus (which may be extended by an additional 90 days by mutual agreement between KRC and the dealer manager).

Compensation of Dealer Manager and Participating Broker-Dealers

KRC will pay Freedom Investors Corp. 7% of gross proceeds of the offering as selling commissions, before reallowance to participating broker-dealers, plus an expense allowance of 2% of the gross proceeds.  The dealer manager is also entitled to the issuance to it of a non-transferrable warrant exercisable for the purchase of up to 5% of the aggregate number of Shares sold in the offering for an exercise term commencing two years from the date of issuance and expiring five years from the date of issuance at an exercise price of $8.25 per share.  The dealer manager will also receive 20,000 one year restricted shares of KRC common stock.

Pursuant to separately negotiated agreements, the dealer manager may re-allow a portion of the selling commissions due to it in an aggregate amount not to exceed the maximum permitted under the FINRA guidelines to broker-dealers participating in the distribution of the offering. KRC will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the offering.

KRC expects Freedom Investors Corp. to authorize other broker-dealers that are members of FINRA to sell the Shares. Freedom Investors Corp. may reallow all or a portion of the selling commissions earned on the proceeds raised by the participating broker-dealer. The amount of the reallowance to any participating broker-dealer will be determined by the dealer manager in its sole discretion.

The table below sets forth the nature and estimated amount of all items viewed as underwriting compensation by FINRA, assuming KRC sells all of the Shares offered hereby. To show the maximum amount of dealer manager and participating broker-dealer compensation that KRC may pay in this offering, this table assumes that all Shares are sold through distribution channels associated with the highest possible selling commissions and dealer manager fees.

Selling commissions (maximum)	$1,102,500
Expense allowance (maximum)	315,000
Total	$1,417,500	(1)(2)

(1)
The dealer manager will also receive a non-transferrable warrant exercisable for the purchase of shares of common stock up to a number equal to 5% of the number of Shares sold in the offering at an exercise price of $8.25 per share and 20,000 one-year restricted shares of KRC common stock. Fees not to exceed a maximum of 2% of the amount raised will be paid to the dealer manager's counsel.

(2)	Assumed for illustration only. Does not include estimated offering costs.

KRC or affiliates also may provide permissible forms of non-cash compensation to registered representatives of its dealer manager and the participating broker-dealers. In no event shall such items exceed an aggregate value of $100 per annum per participating salesperson or be pre-conditioned on achievement of a sales target. The value of such items will be considered underwriting compensation in connection with this offering.

To the extent permitted by law and its charter, KRC will indemnify the participating broker-dealers and Freedom Investors Corp. against certain civil liabilities, including certain liabilities arising under the Securities Act of 1933 and liabilities arising from breaches of representations and warranties contained in the dealer manager agreement. However, the Securities and Exchange Commission takes the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and is not enforceable.

Subscription Procedures

To purchase Shares in this offering, a subscriber must complete and sign the subscription agreement incorporated in this prospectus as Appendix A, which is available from the subscriber's registered representative. A subscriber should pay for the Shares by delivering a check for the full purchase price of the Shares payable to “Klein Retail Centers, Inc. Escrow Account.” Subscriptions will be effective upon acceptance by KRC and the dealer manager, who reserve the right to reject any subscription in whole or in part.

Subject to compliance with Rule 15c2-4 of the Exchange Act, the dealer manager and/or the broker-dealers participating in the offering will promptly submit a subscriber’s check on the business day following receipt of the subscriber’s subscription documents and check. Subscription payments will be deposited into a special escrow account in KRC's name and held in escrow until the Escrow Agent holds collected funds in full payment of the related subscription. Subscriptions will be accepted or rejected within 30 days of receipt and, if rejected, all funds shall be returned to the rejected subscribers within 10 business days. If accepted and fully paid, the funds will be released pursuant to the escrow agreement directly to the general funds of KRC. An investor will receive a confirmation of its purchase. KRC generally will admit stockholders on a daily basis.

Each participating dealer who sells Shares on KRC's behalf has the responsibility to make a reasonable effort to determine that the purchase of Shares is appropriate for the investor. In making this determination, the participating broker-dealer will rely on relevant information provided by the investor, including information as to the investor’s age, investment objectives, investment experience, income, net worth, financial situation, other investments and other pertinent information. Each investor should be aware that the participating broker-dealer will be responsible for determining whether this investment is appropriate for the investor's portfolio. Each investor is required to represent and warrant in the subscription agreement receiving a copy of this prospectus and having had sufficient time to review this prospectus.

Freedom Investors Corp. or each participating broker-dealer shall maintain records of the information used to determine that an investment in Shares is suitable and appropriate for an investor. These records are required to be maintained for a period of at least six years.

Minimum Purchase Requirements

The initial preferred investment is $10,500 (2,000 Shares), except for IRAs for which the minimum is $5,250 (1,000 Shares), but purchases of less than $10,500 may be accepted in the discretion of the dealer manager. In order to satisfy the minimum purchase requirement for retirement plans, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs. An investment in the Shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, a subscriber must comply with all applicable provisions of the Internal Revenue Code. If a subscriber has satisfied the applicable minimum purchase requirement, any additional purchase must be in amounts of at least $525, or such lesser amount as may be accepted in the discretion of Freedom Investors Corp.

Supplemental Sales Material

In addition to this prospectus, the dealer manager may utilize additional sales materials in connection with the offering of the Shares, although only when accompanied by or preceded by the delivery of this prospectus. These supplemental sales materials may include information relating to this offering, property brochures and articles and publications concerning real estate.

KRC is offering Shares only by means of this prospectus. Although the information contained in the supplemental sales materials will not conflict with any of the information contained in this prospectus, the supplemental materials do not purport to be complete and should not be considered a part of or as incorporated by reference in this prospectus or the registration statement of which this prospectus is a part.

Escrow Agent

KRC has established a non-interest bearing escrow account with Century Bank and Trust, Coldwater, Michigan, in which subscriber funds will be deposited until such time as KRC has accepted or rejected the subscription. Subscriptions will be accepted or rejected within 30 days of receipt.  Prior to the termination of this offering, upon receipt of collected funds representing payment in full for Shares covered by one or more subscription agreements that have been accepted by KRC, then the escrow agent, upon written instructions from both KRC and the dealer manager, will disburse the funds.  If at the termination date of this offering, the escrow agent has not received collected funds representing payment in full for one or more subscription agreements acceptable to KRC, then the escrow agent, if so directed, will return subscriber funds, without interest or deduction therefrom.  Thereafter from time to time, upon receipt of additional subscription payments and subscriber acceptance by KRC, the escrow agent will disburse the subscription funds in accordance with instructions from the dealer manager and KRC.  The escrow agent will receive compensation for ordinary services rendered calculated in accordance with the fee schedule attached to the escrow agreement filed as exhibit with the registration statement of which this prospectus is a part.  The escrow agent will receive reasonable compensation for extraordinary services including, but not limited to, services arising from a substantial modification to the escrow agreement, litigation pertaining to the agreement or any controversy arising from the escrow agreement.  Pursuant to the agreement, KRC, the dealer manager and respective broker-dealers agree jointly and severally to indemnify and hold the escrow agent harmless against any and all losses, claims, damages, liabilities and expenses that may be imposed on or incurred by the escrow agent in connection with the performance of its duties.

Sales and Resales of the Shares under State Securities Laws

KRC is required to register the Shares in each state in which the Shares will be offered and sold.  States provide for registration by coordination under which KRC will file the registration statement, of which this prospectus is a part, with those states.  Although this will be a filing with those states by coordination and not by qualification or otherwise, those states may comment on suggested changes to the registration statement.  Those states, assuming suggested changes, if any, are adequately addressed, will declare the registration statement effective on the date it is declared effective by the Securities and Exchange Commission.

The National Securities Market Improvement Act of 1996 ("NSMIA") limits the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Securities Exchange Act.  Following the effective date of the registration statement of which this prospectus is a part resales of the Shares and the Selling Shareholders’ Shares may be made pursuant to Section 4(1) of the Securities Act.

Selling Shareholders

The Selling Shareholder Shares will be offered  at an offering price of $5.25 per share until such time as the KRC common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices and may be offered from time to time through underwriters, brokers, dealers, agents or other intermediaries. Of the 685,430 Selling Shareholder Shares being registered for sale in this prospectus, 455,500 are subject to a lock-up agreement.  The lock-up agreement provides that none of such shares will be sold for a period of 90 days after commencement of public trading of the Company's common stock.  For the 270 day period following such 90 day period, the aggregate number of sales of such shares shall be restricted to the greater of 1% of the outstanding number of shares of the Company's common stock or 1% of the average weekly trading volume for the preceding four weeks.  The number of shares that each shareholder can sell during such 270 day period shall be in direct proportion to the number of shares subject to the lockup agreement owned by such shareholder to the aggregate number of shares subject to the lockup agreement.  Any such sales made during this 270 day period of shares subject to the lockup agreement shall be made in a broker transaction.

The distribution of the Selling Shareholder Shares may be effected in one or more transactions that may take place through customary brokerage channels, in privately-negotiated sales, by a combination of these methods or by other means.  Transactions occurring after the stock is listed on a national exchange, if at all, will be made at market prices prevailing at the time of sale. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling shareholders in connection with sales of the Shares but any such commissions paid to any member of FINRA shall not exceed 7%.

During the offering of the Shares, the dealer manager does not intend to sell any of the Selling Shareholder Shares being registered for sale as part of this prospectus.  In the event that the maximum number of Shares offered herein is sold, then, at the discretion of the dealer manager, the Selling Shareholder Shares may be sold to the public with a maximum commission not to exceed 7%.

KRC will not receive any portion or percentage of any of the proceeds from the sale of the Selling Shareholders'  Shares.  Of the 685,430 Selling Shareholder Shares included in the registration statement, of which this prospectus is a part, no Selling Shareholder Shares are held by any officers, affiliates or directors.

KLEIN RETAIL CENTERS, INC.

Overview

KRC was incorporated in Delaware on March 28, 2008.  It was formed to continue and expand the business started and developed by its president  to purchase from Walmart Stores, Inc. or others, certain real property next to and/or adjoining operating or in-development Walmart Supercenters ("shadow retail centers") and to develop the property for lease to certain chain and local stores that complement and are compatible with the Walmart Supercenters.  Walmart Supercenters, Inc. purchases raw land and constructs Walmart Supercenters.  Frequently, it will have purchased more land than is required and it will sell that excess adjacent land.  KRC intends to purchase this excess land from Walmart, develop it and lease it to retail stores.

Through its wholly owned subsidiary, Coldwater Portfolio Partners II, LLC ("Coldwater"), KRC currently owns and operates nine shadow retail centers in the Midwest and Southern United States.  On December 31, 2008, KRC became the sole member of CPP Holdings II, LLC, which is the sole member of Coldwater, the titleholder of the nine shadow retail centers.

The Properties

Walmart Stores, Inc. operates and develops four distinct store brands: Walmart Supercenters, Walmart Discount Stores, Sam’s Clubs, and Neighborhood Markets.  KRC focuses exclusively on the purchase and development of the shadow retail centers adjacent to the Walmart Supercenters.  With such exclusive focus, KRC, through the experience of its president and founder, has become experienced and knowledgeable about the rules and regulations established by Walmart Supercenters for the development and operation of the shadow retail centers.  This assists KRC with the ability to easily accommodate such regulations without the delay and cost of redesign and reapproval of initial plans and on-going operations.  From the outset, KRC can prepare its drawings, proposals, development and operations in compliance with the regulations established by the Walmart Supercenters, such as height restriction, materials usage, parking space allowance, landscape design and density.

KRC believes that its president, Kenneth S. Klein, through the operations of The Klein Group, LLC, has been the single largest purchaser of land for development of Walmart Supercenter shadow retail centers.  As such, management of the real estate sales division of the Walmart Corporation is familiar with the high standard of operations of the shadow retail centers operated by The Klein Group, LLC under the management of Kenneth Klein.

For the year ended December 31, 2009, KRC recorded aggregate revenue of $1,361,608 and a net income of $143,128 which includes other income of $1,000,000, interest expense of $1,018,134, depreciation of $349,434 and amortization of $105,903. For the period ended March 31, 2010, KRC recorded aggregate revenues of $352,349 and a net loss of $338,932 which includes interest expense of $268,294, depreciation of $91,232, professional fees of $166,127, and amortization of $29,709.

After review of local zoning requirements, property prices, population growth, shopping habits, and other economic and demographic factors, Walmart Supercenters will purchase raw land on which it will build a Walmart Supercenter.  As a matter of course, Walmart will purchase more land than is required to build its Walmart Supercenter store and after finalization of the plans for its store, Walmart will seek to sell that excess adjacent or adjoining land for development into a retail center with complementary retail stores or businesses.   As part of the contract of sale for this land, Walmart Supercenter requires distinct covenants as to the type of tenant that can occupy the retail space in the adjoining shadow retail center and requires the right of approval for any and all tenants.

KRC intends to purchase this excess land from Walmart and develop and lease it to acceptable retail stores.  Before development of the purchased property, management of KRC will usually try to prelease the property and construct the buildings on the property toward the usage of its future tenant occupants.  Because KRC's president has completed over 70 of such Walmart shadow retail centers, management has an existing relationship with many smaller retail businesses that typically occupy the Walmart shadow retail centers and that may wish to expand into additional centers.

Management of KRC will contact these retail stores to apprize them of the property to be developed and to offer the opportunity for preleasing.  Not all property will be preleased and in such instances KRC will develop the property in a generalized manner appropriate for small retail stores and lease the property during or after the construction phase.

After completion of the construction phase, KRC retains ownership of the property and receives rental income.  Daily management of the property is handled by Midwestern Management LLC, an affiliate of KRC, which receives a management fee of 5% of the rental revenue prior to rent adjustments and net of tenant reimbursements.  The sole members of Midwestern Management LLC are Kenneth S. Klein, president of KRC, and Cynthia Klein, his wife.

Management anticipates that most of its purchases will be of undeveloped land adjacent to planned Walmart Supercenters purchased directly from Walmart Stores.  However, KRC may from time to time be offered the opportunity to purchase existing and developed Walmart shadow retail centers from other owners.  With the downturn of the economy, such acquisitions may become more attractive than purchasing the raw land and constructing the shadow retail centers as the prices for such existing centers may be reduced or financing rates may decrease.  In all instances, KRC will purchase only shadow retail centers connected with Walmart Supercenters or other Walmart stores and that meet KRC’s building and development criteria.

KRC purchases, develops and manages the shadow retail centers primarily for income production, but  possible sale at some future time with resulting capital gain is a strong secondary focus.  As of the date of this prospectus, KRC has not sold any of its shadow retail centers nor does it have any plans or agreements, arrangements or discussions to do so. KRC has executed a contract to purchase property in Andalusia, Alabama, consisting of a commercial retail center.

Acquisition of the Existing Shadow Retail Centers

KRC is the owner of the nine shadow retail centers through its subsidiaries and has executed a contract to purchase property in Andalusia, Alabama, consisting of a commercial retail center.  A deposit of $100,000 was made in conjunction with the contract.  Coldwater Portfolio Partners II, LLC, is the actual title owner of the nine shadow retail centers.  CPP Holdings II,  LLC is the sole member of Coldwater Portfolio Partners II, LLC and KRC is now the sole member of CPP Holdings II, LLC.  Two affiliated companies, Klein Portfolio Investors LLC and Klein Portfolio Investors II LLC were the sole members of CPP Holdings II, LLC.  On December 31, 2008, KRC issued 3,000,000 shares of its common stock to Klein Portfolio Investors, LLC and 3,000,000 shares of its common stock to Klein Portfolio Investors II, LLC in exchange for all of their membership interests in CPP Holdings II, LLC.

Tenants

KRC targets small discount stores, particularly chains, for lease as tenants in the shadow retail centers.  These tenants are attracted to the shadow retail centers as demographically they sell primarily to the same shopper as the Walmart Supercenters.  Several large retailers have opened franchise or branch stores in one or more of KRC's shadow retail centers.  Consequently, with all their franchise stores aggregated, KRC's major tenants consist of Dollar Tree which accounts for approximately 21%, Fashion Bug approximately 9%, CATO Corporation and the Movie Gallery which each account for approximately 8%, and Shoe Show which accounts for approximately 6%, of KRC's rental revenue based on the year ended December 31, 2009. The loss of any one of the franchise stores would not have a material impact on the rental income of KRC but the loss of an entire chain, and all its stores, would have an adverse effect on the rental receipts of KRC.  The length of time it would take to re-lease such vacancies would be the key to whether such loss would have a long-term material effect.

Current Operations

Nine shadow retail centers form the initial core of KRC’s operations.  The shadow retail center are leased as triple net to the tenants so that the costs of taxes, insurance, utilities and common area maintenance are billed back to the tenants pro rata on a square footage basis.  The charges for payment of these expenses are billed to the tenant in addition to the rents received.  On-going costs of each shadow retail center such as utility charges, land maintenance, including snow, ice and leaf removal, and cleaning are proportionately divided among the tenants of such shadow retail center based on the relative amount of square footage leased.  Any expenses specific to an individual tenant are billed back to that tenant.  The expiration dates of the leases are listed below and the tenant has the right to renew the lease.

The following is a summary of KRC’s nine shadow retail centers' average monthly rental revenue and average annualized rent per square foot based on rental revenues recorded during the three months ended March 31, 2010.

Mitchell, South Dakota.   The property was purchased from Wal-Mart Stores, Inc. on November 29, 2000, at a purchase price of $500,000.  As of August 6, 2009, the property had an "as is" appraised market value of $2,900,000. The property has been fully developed into an operating retail center consisting of eight units aggregating 23,892 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot
Appliance & Furniture RentAll	$2,908	14.5%	6/30/2012	4,000	$8.72
Wireless World	1,757	8.8%	12/31/2011	1,746	12.08
Advance America 896	1,185	5.9%	7/31/2013	1,200	11.85
Alltel Cellular	1,197	6.0%	4/30/2013	1,400	10.26
Movie Gallery #2826	3,488	17.3%	3/31/2010	3,600	11.63
Maurices Inc. #399	4,250	21.1%	1/31/2011	4,500	11.33
Great Clips	936	4.7%	7/9/2013	1,200	9.36
Dollar Tree Store 2384	4,359	21.7%	1/31/2013	6,246	8.37
Total		100%		23,892

Joplin, Missouri. The property was purchased from Wal-Mart Stores East, Inc. on April 20, 2000, at a purchase price of $480,000.  As of August 6, 2009, the property had an "as is" appraised market value of $1,685,000.  The property has been fully developed into an operating retail center consisting of three units aggregating 13,444 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot
Fashion Bug	$2,114	66.1%	5/31/2011	8,000	$3.17
Nationwide Cellular	1,085	33.9%	3/31/2013	1,319	9.87
Dollar and Cents	(1)	(1)	11/1/2014	4,125	(1)
Total		100%		13,444

(1) Dollar and Cents has entered into a lease agreement commencing September 1, 2010 which lease agreement specifies a monthly rental of $3,379 for 4,125 square feet or $9.83 per square foot.

Jackson, Missouri. The property was purchased from Wal-Mart Stores East, Inc. on October 2, 2000, at a purchase price of $300,000.  As of August 6, 2009, the property had an "as is" appraised market value of $1,190,000.  The property was fully developed into an operating retail center consisting of five units aggregating 11,827 commercial square feet with appropriate adjacent parking spaces currently at 30% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot
(vacant)	—	—	—	4,632	—
World Finance	$578	18.7%	8/31/2012	1,283	$5.40
The Mane Group	1,196	38.6%	10/21/2011	1,120	12.81
Check Please of Jackson	1,321	42.7%	10/31/2010	1,192	13.30
(vacant)	—	0%	—	3,600	—
Total		100%		11,827

West Baraboo, Wisconsin. The property was purchased from Wal-Mart Stores East, Inc. on May 1, 2000, at a purchase price of $525,000.  As of August 6, 2009, the property had an "as is" appraised market value of $2,450,000.  The property has been fully developed into an operating retail center consisting of eight units aggregating 18,452 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot
Cash Store #0236	$1,381	8.7%	3/31/2013	1,480	$11.20
Cell Plus	2,777	17.4%	8/31/2012	2,706	12.32
Madison Extreme Pizza, LLC	1,478	9.3%	8/05/2012	1,440	12.32
Movie Gallery #0946	3,547	22.3%	3/31/2010	3,600	11.82
Riverside Finance Inc.	1,281	8.0%	10/11/2012	1,200	12.81
Game Stop (2 units)	1,408	8.8%	2/28/2014	2,526	6.69
Dollar Tree Store 2059	4,064	25.5%	1/31/2013	5,500	8.87
Total		100%		18,452

Angola, Indiana.  The property was purchased from Wal-Mart Stores East, Inc. on February 15, 2001, at a purchase price of $425,000.  As of August 6, 2009, the property had an "as is" appraised market value of $1,450,000.  The property has been fully developed into an operating retail center consisting of three units aggregating 10,064 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot
Dollar and Cents	$3,203	33.2%	11/28/2014	4,500	$8.54
American General Financial	1,494	15.5%	8/31/2012	1,400	12.81
Malibu Tanning	4,957	51.3%	1/31/2013	4,164	14.29
Total		100%		10,064

Lima, Ohio.  The property was purchased from Wal-Mart Stores East, Inc. on March 19, 2002, at a purchase price of $425,000.  As of August 6, 2009, the property had an "as is" appraised market value of  $1,350,000.  The property has been fully developed into an operating retail center consisting of three units aggregating 10,846 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot
Great Clips	$1,570	18.3%	6/30/2013	1,400	$13.46
Alltel	1,413	16.5%	9/30/2012	1,446	11.73
Dollar Tree Store 3395	5,586	65.2%	7/07/2013	8,000	8.38
Total		100%		10,846

Ocean Springs, Mississippi.   The property was purchased from Wal-Mart Stores East, Inc. on June 27, 2000, at a purchase price of $365,000. As of August 6, 2009, the property had an "as is" appraised market value of $1,700,000.  The property has been fully developed into an operating retail center consisting of four units aggregating 12,916 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot
Shoe Show, Inc. #839	$5,750	43.8%	6/30/2011	5,600	$12.32
CATO Corporation #83	3,144	24.0%	1/31/2016	3,645	10.35
GameStop #3813	1,692	12.9%	1/31/2012	1,392	14.59
AKAR, LLC/Star Cleaners	2,527	19.3%	6/03/2011	2,279	13.31
Total		100%		12,916

Fort Smith, Arkansas.  The property was purchased from Wal-Mart Stores, Inc. on November 29, 2000, at a purchase price of $300,000.  As of August 6, 2009, the property had an "as is" appraised market value of $1,450,000.  The property has been fully developed into an operating retail center consisting of four units aggregating 12,072 commercial square feet with appropriate adjacent parking spaces currently at 79% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot
(vacant)				2,508
CATO Corporation #623	$4,029	44.2%	1/31/2013	4,176	$11.58
Vu Do/Star Nails	1,173	12.9%	6/30/2011	1,200	11.73
C&C Kelley Properties, LLC	1,278	14.0%	7/23/2011	1,145	13.39
Game Traders, Inc.	2,629	28.9%	8/31/2013	3,043	10.37
Total		100%		12,072

Springdale, Arkansas.  The property was purchased from Wal-Mart Stores, Inc. on February 22, 2000, at a purchase price of $435,000.  As of August 6, 2009, the property had an "as is" appraised market value of$1,700,000.  The property has been fully developed into an operating retail center consisting of two units aggregating 14,035 commercial square feet with appropriate adjacent parking spaces currently at 100% occupancy by the following tenants:

		Percentage			Rent per
	Monthly	of Total	Lease	Square	Square
Tenant	Rent	Center's Rent	Expiration	Footage	Foot
Fashion Bug 3507	7,445	58.3%	4/30/2011	8,000	$11.17
Dollar Tree Store 1830	5,329	41.7%	4/30/2011	6,035	10.60
Total		100%		14,035

Appraisal Methodology

The appraisals of KRC's nine shadow retail centers were conducted by Daniel F. Essa, Lansing, Michigan, an independent appraiser retained by KRC to perform the independent appraisals of the properties..  The information furnished below is extracted from the appraisal reports furnished by him to KRC.

There are three generally accepted methods by which the value of real estate can be measured. These methods are known as the Cost, Income and Sales Comparison Approaches. All three methods have advantages and weaknesses, depending on the type of property being appraised. The test to determine which method or combination of methods should be used lies in an understanding of the real estate market itself.  It is best to use the method that a typical buyer or seller uses for the particular property under analysis.

The Cost Approach is a process of estimating the new replacement cost of the building improvements and then deducting an estimate of accrued depreciation, if any, and adding the market value of the land as if vacant. Because of the difficulty in estimating depreciation for improvements, the Cost Approach is best used for new construction.

As the property owned by KRC is an income producing property held for investment purposes, proper methodology entails analyzing the market and applying the Income Approach in the same manner as typical open market buyers and sellers. After considering the size and income characteristics of the property, the appraiser used  the Direct Capitalization Method to estimate the "as is" market value of the property via the Income Capitalization Approach. The basic steps of the Direct Capitalization Method of the Income Approach involve estimation of market rent to determine if the property's current contract rates are consistent with the market and to arrive at a gross income estimate. From the gross income estimate, vacancy and collection loss and gross annual expenses are deducted to arrive at an estimate of net operating income. An appropriate income capitalization rate is then applied to the net operating income estimate to arrive at a value indication for the property.

The Sales Comparison Approach was also applied by reviewing somewhat similar retail centers that have sold in similar markets throughout the state.

Historical Data of Nine Shadow Retail Centers

Occupancy Rate
				West			Ocean	Ft.	Spring-
	Mitchell	Joplin	Jackson	Baraboo	Angola	Lima	Springs,	Smith	dale
	SD	MO	MO	WS	IN	OH	MS	AR	AR

2004	70%	100%	100%	100%	100%	100%	100%	65%	100%
2005	87%	100%	100%	100%	100%	100%	100%	65%	100%
2006	87%	100%	100%	100%	100%	100%	100%	65%	100%
2007	89%	100%	100%	100%	100%	100%	100%	100%	100%
2008	100%	100%	50%	100%	100%	100%	100%	79%	100%
2009	100%	100%	30%	100%	100%	100%	100%	79%	100%
2010	100%	100%	30%	100%	100%	100%	100%	79%	100%

      Average rent per square foot
				West			Ocean	Ft.	Spring-
	Mitchell	Joplin	Jackson	Baraboo	Angola	Lima	Springs,	Smith	dale
	SD	MO	MO	WS	IN	OH	MS	AR	AR

2004	$10.22	$11.01	$11.41	$11.14	$13.34	$11.46	$11.28	$8.87	$11.18
2005	$9.41	11.01	11.41	11.14	13.34	11.46	11.28	8.87	11.18
2006	$9.41	11.13	11.41	11.14	13.75	11.46	11.69	8.70	11.75
2007	$10.03	7.44	11.45	12.37	14.21	11.30	12.38	11.86	11.75
2008	$10.46	12.43	11.45	11.20	14.12	9.56	12.38	11.70	11.75
2009	$10.13	2.07	3.52	10.41	9.59	9.49	12.24	9.10	11.08
2010	$10.08	2.86	3.14	10.36	11.51	9.48	12.18	9.05	10.92

Terms of the Purchase Agreements

The terms of the agreements for the purchase of KRC's nine shadow retail centers are substantially identical with specific items such as price, property location, date and square footage changed as necessary and particular sale and certain development modifications changed to conform to the specific site.  Although the purchases have been completed and the properties transferred, certain covenants, conditions and restrictions in the agreements remain in effect for a period of 50 years from the dates of the agreements.  These covenants, conditions and restrictions, as identified below, continue with the property and bind the properties and any and all future purchasers, assignors, subdivides or any other form of transferor.  These covenants, conditions and restrictions are flexible guidelines within the context of the specific property being developed.  The exigencies of the property, its location, geography, and demographics may call for some variation from these regulations.  KRC has from time to time requested variation from the expressed guidelines and covenants and has encountered no obstacles or problems in obtaining such allowances.

Purchase agreements typically include the following provisions:

1.   The property will be used only for purposes of the kind typically found in shopping centers, including, but not limited to, offices, restaurants, and retail shops and for no other purposes without the consent of Walmart, or any successor.  The property cannot be used for a discount department store, a wholesale membership or warehouse club, grocery store, supermarket, pharmacy/drug store, adult book store, cafeteria, movie theater, bowling alley, health spa/fitness center, discount rack shoe store, automotive maintenance facility engaged in quick lube/oil changes, tire store, gasoline station/convenience store, bar, night club, billiard parlor or any business or place of recreation or amusement or liquor store.

2.  Any building on the property shall be limited to one story not to exceed 22' in height, the exterior shall consist of parapet walls with awnings constructed of decorative cement block and stucco and the roofs will be pitched metal or rubber.  No tenant space within the building shall exceed 10,000 square feet.

3.  If the property is used for a restaurant, there shall be no less than 15 parking spaces on the property for every 1,000 square feet of floor building area; and for all other permitted uses there shall be not less than five parking spaces per 1,000 square feet of floor building area.

4.  Only signs advertising the businesses located on the property may be erected on the property.

5.  Walmart, or its successor, has the right to approve the placement of the buildings and other improvements, including signage, landscaping, lot lines, location and dimensions of parking areas and spaces, driveways and service areas.

Mortgage Loan on the Properties

As of April 26, 2006, Coldwater Portfolio Partners II, LLC (KRC’s wholly-owned subsidiary) entered into a loan agreement with Greenwich Capital Financial Products Inc. which consolidated all loans for the purchase of the nine shadow retail centers into one mortgage loan secured by a lien on the nine retail centers.

The loan is evidenced by a note of the same date, secured by all the assets of KRC, in the principal amount of $15,510,000.  The note bears interest at 6.52% per annum, payable monthly, and matures on May 6, 2011 in the total principal amount and accrued unpaid interest, if any.  Interest is paid monthly but no payments on principal have been made nor are any due until maturity.  KRC intends to refinance the mortgage when it comes due.

Pursuant to the terms of the loan, Coldwater Portfolio Partners cannot sell, convey, or transfer the mortgaged properties without the consent of Greenwich Capital Financial Products.  In addition, the loan documents stipulate that Coldwater Portfolio shall not change the use of the properties or take any steps to convert the properties to condominium or cooperative forms of ownership.  In the event of a default on the loan, in addition to other available remedies, Greenwich Capital Financial Products may declare the entire debt immediately due and payable, may institute foreclosure and sale proceedings of all or a portion of the properties, may institute  proceedings for specific performance, may enforce its interest in the leases and rents and take over use, operation, management and control of the properties.  In the event of a sale by foreclosure or otherwise, of less than all of the properties, the lien on the remaining portion of the properties shall continue.

History of The Klein Group, LLC

Kenneth S. Klein, president of KRC, formed the Klein Group,  LLC. in 1996 and in 1999 began the  purchase of property and the development of shadow retail centers.  Since that date, The Klein Group completed over 70 retail centers in 26 states.  KRC believes that The Klein Group has been historically the single largest purchaser of land and developer of shadow retail centers from the Walmart Stores, Inc.

The president of KRC, Kenneth Klein, and his wife are the sole members of The Klein Group, LLC.  The president of KRC has indicated that The Klein Group LLC will continue operations as the owner and manager (through Midwestern Management LLC or other affiliate) of the retail centers it currently owns but anticipates over time that such properties will be transferred to KRC as KRC grows.  In all events, any competition between shadow retail centers for retail tenants is unlikely as Walmart Stores, Inc. regulates the distance between its stores based upon population demands of an area so Walmart Supercenters do not compete with one another.  As a result, shadow retail centers are at a distance to minimize any competition between them.

There are no current understandings or agreements for any acquisitions by KRC of any properties owned by The Klein Group LLC and none may ever be entered into.  If any of these properties are acquired by KRC, it will be at a price not exceeding an independent appraisal of the property and on terms and conditions customary for such a transaction.

Management of the Shadow Retail Centers

Nine shadow retail centers form the initial core of KRC's operations.  Front office daily management of the shadow retail centers is handled by an affiliate of KRC, Midwestern Management LLC, which is wholly owned by Kenneth S. Klein, president of KRC, and his wife.  Effective January 1, 2009, Midwestern Management and KRC entered into an agreement for the management and leasing of KRC’s properties.  The agreement has a 12-month term with automatic 12-month renewals until the agreement is terminated by one of the parties.

Midwestern Management receives 5% of rental revenue from the nine shadow retail centers prior to rent adjustments and net of tenant reimbursements  for its managerial services.  Midwestern Management receives a construction supervisory fee for on-site construction jobs equal to the greater of 5% of the job costs or $1,000.  Midwestern Management will also assist in locating tenants for store vacancies.  For its services as leasing agent, Midwestern Management receives 1% of the lease payments for the initial lease term.

Midwestern Management manages the property on a daily basis and serves as the managerial office for tenants. Midwestern Management ensures that rents are collected, that taxes, insurance, utilities and other expenses paid, and that the centers are repaired as needed and maintained.

The shadow retail center are leased as triple net to the tenants so that the costs of taxes, insurance, utilities and common area maintenance are billed back to the tenants pro rata on a square footage basis.  The charges for payment of these expenses are billed to the tenant in addition to the rents received. Midwestern Management is reimbursed for any out-of-pocket expenses attributable to the property by charging back to the tenants.  These charged back expenses do not include the operational expenses of Midwestern Management such as salaries.  On-going costs of each shadow retail center such as utility charges, land maintenance, including snow, ice and leaf removal, and cleaning are proportionately divided among the tenants of such shadow retail center based on the relative amount of square footage leased.  Any expenses specific to an individual tenant are billed back to that tenant.

The shadow retail centers are relatively low maintenance and subcontractors are used for such regular upkeep as is required such as landscaping, cleaning and litter and trash removal.  The subcontractors used are typically those also used by the adjoining Walmart Supercenter.  Outside contractors and local suppliers are typically used to make any repairs or improvements required of the shadow retail centers.  For much of the unusual capital and larger work to be done in the shadow retail centers, such as striping the parking area, replacing light fixtures, upgrading landscaping, and new signage the tenants will be proportionately assessed a fee to cover all the costs.

In the existing and in future shadow retail centers, Midwestern Management and KRC will use the structure and contacts already developed in finding tenants for the vacant retail space.  Historically management has typically located retail tenants by:

Existing contacts
Existing rent roll mailings
Regional trade shows
Signs and newspaper advertisements
Leads from existing tenants
Web sites and internet contacts

In December, 2008, in addition to the 5% management fee, KRC issued 198,000 shares of its common stock to employees of Midwestern Management.  These shares were issued directly to the employees of Midwestern Management for the services rendered to KRC and the loyalty shown and to provide possible incentive to those employees for future services to be rendered to KRC.

PLAN OF OPERATION

Purpose of the Offering

The primary purpose of the offering described in this prospectus is to provide KRC with a source of financing for the acquisition and development of shadow retail centers.  Current economic conditions have cast an uncertainty over the availability of commercial loans for the acquisition, development and permanent financing of real estate projects.  While KRC anticipates that due to the history and relationship of its president with banks that have financed prior shadow retail centers for the Klein Group LLC KRC will be able to obtain financing on acceptable terms for the acquisition and development of future shadow retail centers, there can be no assurance that will the case.  By raising investment capital through this offering, KRC will have access to acquisition and development funds independent of banks or other financing sources.  In addition, KRC will not incur interest and financing charges on capital that it raises by the sale of the Shares.  There is no assurance that KRC will be able to complete this offering in which case it will be required to rely on loans to finance its operations.

Acquisition of Additional Shadow Retail Centers

Typically, KRC will be informed by Walmart Stores, Inc. or other sources of the locations of Walmart Supercenters.  Before making an offer on any excess property offered by Walmart, management may contact certain of the small retail chain stores with whom it has continuing relationships of which many are tenants in other Klein Group shadow retail centers to determine interest in leasing space. With that  information and its own determination as to the economics and feasibility of that location, KRC will determine whether to make an offer on the excess property and to enter into negotiations for the purchase.

Pursuant to the typical agreement for purchase of the excess property to be developed into the shadow retail center, Walmart Stores, Inc. has the right to approve the plans for the development of the property including exterior elevations, placement of buildings, improvements including signage, setbacks, parking areas and spaces, driveways, service areas, and landscaping.  Walmart typically has 30 days to review the proposed plans and submit to KRC any suggested modifications.  KRC will make the suggested changes or changes designed to meet the modification specifications and resubmit amended plans to Walmart.  In this manner, the agreement anticipates that the parties will create acceptable development plans.

KRC is responsible, with assistance from Walmart as feasible but at KRC's expense, to obtain the approval of all public and governmental authorities regarding zoning, subdivision replanting, special use permits, environmental permits or similar requirements for the intended use.  KRC is responsible for the water, electrical and sanitary sewer lines.  Its agreements also provide that Walmart will grant a non-exclusive perpetual utility easement over and across its property that may be necessary and convenient to make utility connections to the property.

Having worked with Walmart Stores, Inc. for almost ten years and having entered into more than 70 agreements for the purchase of property and developing such into shadow retail centers and managing such property, management is well aware of the terms of the agreements acceptable to Walmart Stores, Inc. and the constraints and obligations placed upon the purchaser.  KRC anticipates that the terms of any purchase agreements to be entered into between KRC and Walmart Stores, Inc. will be substantially identical to the prior agreements utilized between the Klein Group and Walmart Stores, Inc.

Although KRC anticipates purchasing land for additional shadow retail centers directly from Walmart Supercenters, Inc., some acquisitions may be made from other owners of existing shadow retail centers since current economic conditions may make such acquisitions attractive to KRC.  In all events, KRC will only purchase and operate Walmart shadow retail centers.  KRC may purchase land or existing Walmart shadow retail centers by cash or through the issuance of its common stock.

The Walmart Stores, Inc. is a large international corporation with vast resources and personnel available to it.  As such, as it determines to expand its operations and build additional stores, it can utilize these resources in researching and determining optimal store site locations by analyzing such criteria as population growth patterns, infrastructure development, shopping habits, competition, area economics, land prices and availability, zoning and codes, road access and traffic patterns, soil composition, availability of utilities, weather and seasonality and numerous other demographic factors.  Since KRC is building retail centers anchored to Walmart Supercenters, KRC does not necessarily need to research to such a degree these factors particularly local shopping demographics.  However, in building the retail centers, KRC will be responsible for site preparation and construction including obtaining permits, adding utility lines, providing for water drainage and other construction items.

KRC expects to expand its operations by purchasing more excess property from Walmart Stores, Inc. for development into shadow retail centers. Management believes that it can obtain a better price for property if it buys more than one excess property at one time. KRC intends to target purchases in the South, Southwest, Midwest and the Western United States.  The Klein Group has historically used, and KRC anticipates using, both purchase and construction mortgages and to obtain such mortgages at a fixed rate, if possible.  KRC may also purchase property that has been partially or fully developed if the development meets KRC's construction, design and size criteria. KRC would assemble such property for lease and management.

The Klein Group has developed contacts and relations with a pool of retail stores, many of which are national chain stores, that traditionally will lease space in a shadow retail center. Once KRC purchases property from Walmart, management will contact those retail store contacts that have or desire to have operations in that geographic area.  KRC will attempt to lease the property and then build the retail center to the specifications of the initial tenants.  However, it will not always be possible to lease in advance and KRC will then design and build the retail center in a manner suitable for adaptation for leasing by small retail stores.

After KRC purchases the property and obtains any leasing commitments, it will prepare the property for development, including obtaining permits, utility lines, soil analysis and preparation and approval of building plans and designs.  KRC will also obtain a construction mortgage using the property and the building as security for the mortgage.  The current mortgages on KRC's existing shadow retail centers are fixed rate.  KRC favors a fixed rate mortgage and will seek to obtain mortgages for development of future retail centers at the best terms available, preferably interest-only fixed rate loans, but there can be no assurance that this type of mortgage will be offered or that its terms will be the most advantageous.

Prior to entering into a construction arrangement, KRC will seek recommendations for local contractors, will contact companies that it has previously used, and pursue other contacts to obtain bids for construction of the retail centers.  KRC will utilize the experience and contacts of its president to locate and enter into the construction contracts.  During the construction process, KRC will receive weekly updates, including photographs.  KRC will make on-site inspections prior to release of each construction project financial draw.

After construction of the retail centers, KRC will pay a management fee of 5% to an affiliate for the management of the shadow retail centers.  The management company maintains the public spaces and the tenants proportionately pay for utilities, individual maintenance, seasonal and capital improvement charges.

KRC or affiliate will serve as the leasing agent for the retail centers.  KRC anticipates entering into 5 to 10 year leases with most tenants.  As space becomes vacant, it will seek to locate new tenants through both the pool of retail tenants that occupy similar Walmart shadow retail centers and, as necessary, through advertizing to targeted small retail stores or businesses in trade journals, the internet or other sources.

In the event that any of the property is sold or refinanced, KRC does not anticipate that it will pay any fees or commissions to itself or any affiliate but if such should occur any such commission or fee will not exceed the limitation on maximum compensation for investment in properties set by any regulatory agency and does not anticipate that such compensation would exceed the 6% range.

Agreement with Underwriter for Convertible Note Offering

In 2009, KRC entered into an agreement with the dealer manager for the underwriting of a convertible promissory note offering by the Company.  As of July 26, 2010, the Company sold an aggregate of 49.5 units of the convertible promissory notes for an aggregate of $495,000.  Each unit consists of (i) a $10,000 3-year convertible promissory note paying 10% interest per annum, payable quarterly and (ii) a warrant exercisable from time to time for five years to purchase up to 1,600 shares of KRC's common stock at an exercise price of $6 per share.  At the end of three years from the date of execution of the note, KRC shall pay holders of the notes the outstanding principal balance and any unpaid accrued interest.  Each promissory note will be convertible, at any time up to the maturity date of the promissory note, into one share of common stock for every $5 of principal of the note (i.e. 2,000 shares).

Possible Use of Limited Partnerships for Financing

As part of its plan to finance the acquisition and development of shadow retail centers KRC may syndicate shadow centers it is acquiring or has acquired and developed by placing them in limited partnerships and offering limited partnership interests to investors.  KRC expects that it each such limited partnership would hold title to one shadow retail center but it is possible that more than one shadow retail center may be placed in a single partnership. Shareholders of KRC would be given the first option to invest in the limited partnerships.

If KRC forms limited partnerships, the limited partners will be offered a rate of return on their investment during the life of the partnership.  KRC or an affiliate will act as general partner and will receive an interest in the partnership, management and other fees.  KRC has not yet determined either the rate of return it will offer or its participation interest.  The ability of KRC to successfully syndicate limited partnerships will depend on the view of investors as to such factors as  the security of the offering and the rate of return as well as upon market and other factors beyond the control of KRC.

If KRC is successful in syndicating limited partnerships, it will use the proceeds from the sale of limited partnership interests for the acquisition and development of additional shadow retail centers.  If this occurs it will operate as a source of acquisition and development capital independent of loan financing. KRC anticipates that the use of such limited partnerships would give it more flexibility and liquidity in the use of its capital. Upon syndication, KRC would receive a return of original purchase money and the partnership property would not be encumbered by  mortgages.  This return of capital would be available to KRC to purchase additional shadow retail center property.

It is possible that KRC may form a limited partnership prior to the purchase of a property.  In such case, the partnership would purchase the property directly from Walmart or an existing shadow retail center from a third party seller and then offer the limited partnerships interests for sale.  KRC would provide the funds for the acquisition and development of the property or acquisition of an existing shadow retail center either from its own funds or from financing or a combination of both prior to syndication.

Competition

KRC will compete with businesses in at least two distinct areas: other developers of shadow retail centers and other owners and managers of small retail shopping or strip malls.  As it purchases excess land from Walmart Stores, Inc., KRC will be competing against other companies for particular pieces of property.  Although Walmart Stores, Inc. may have a relatively large inventory of excess property that it offers for sale, each of those properties is unique in terms of being a Walmart shadow property in a certain town or county.  From a developer’s perspective the property is possibly more unique than other property being developed for other purposes for which several locations may be considered.  In that regard, there may be stiff competition and bidding for any single shadow property.  Historically, management has stepped aside from a bidding war as it believes that there are adequate opportunities for the development of shadow retail centers and that such a bidding process would only serve to raise the prices and lower returns.

In addition to the competition for purchase of shadow retail centers, KRC will also compete with other builders and developers to obtain financing on commercially reasonable terms.  Once KRC purchases the property, it will be seeking to finance the development of that shadow retail center by obtaining mortgage financing.  The ability of KRC to obtain such financing will depend in a large part on the availability of construction financing loans and the number of other builders and developers seeking loans from the same money sources.

KRC will also be competing for tenants for its retail centers.  KRC will seek retail tenants that fit within the constraints of KRC's contractual agreement with Walmart Stores, Inc..  KRC will target both national chains (such as Dollar Tree) as well as independent stores.  Other small shopping centers and strip malls are often seeking the same type of retail store and may be able to offer better lease terms to a potential lessee than KRC.

KRC believes that some of its competitors may have greater financial resources or flexibility than KRC, as well as larger staffs and marketing organizations, but KRC believes that it competes effectively in its existing market as a result of its shadow retail center development expertise and its reputation of quality and integrity.

Regulation

The housing and land development industries are subject to increasing environmental, building, zoning and real estate regulations by various federal, state and local authorities. Such regulations can affect building, particularly in certain areas, by specifying, among other things, the type and quality of building materials that must be used, certain aspects of land use and building design. Some regulations affect development activities by directly affecting the viability and timing of projects.  Certain areas may have building codes designed to meet specific area hazards such as wind resistance, earthquake resistance or heat/sun protections.

KRC may have to obtain the approval of numerous governmental authorities that regulate such matters as land use, utility services, such as water and waste disposal. Furthermore, as local circumstances or applicable laws change, KRC may be required to obtain additional approvals or modifications of approvals previously obtained. Any increasing regulations may result in an increase in resources between initial acquisition of land and the commencement and the completion of developments.

In response to the recent economic turmoil experienced in the United States financial institutions, particularly those involved with real estate and real estate loans, the United States Congress enacted legislation to assist financial and insurance institutions with their large inventory of defaulted mortgage loans.  As part of this legislation, regulations may be placed on future lending practices including the availability of interest-only and/or adjustable-rate mortgages.  Management has typically sought interest-only mortgages for use in purchasing and constructing its retail centers and such new regulations may preclude the availability of these types of mortgages.  In such case, KRC will seek more conventional mortgage financing.  It is impossible to predict the extent of these regulations or the impact of them on the availability of mortgage financing, whether through conventional or other types of mortgages,  but KRC believes that it has a solid and strong financial base with excellent credit and that it will be able to obtain both purchase and construction mortgages.  If required to use conventional mortgage financing rather than interest-only financing, KRC anticipates that this would somewhat lower the cash flow from its retail centers, but would not be a significant detriment to the operations or profitability of KRC.

Current and Future Revenue

Initially KRC will receive revenues from the monthly rents from KRC's existing nine shadow retail centers after payment of expenses, including the 5% management fee to Midwestern Management LLC. Seven of these centers are fully leased and two (Jackson, Missouri and Fort Smith, Arkansas) each have vacancies. KRC is actively seeking tenants for the vacancies. KRC anticipates similar revenues and expenses on future shadow retail centers owned by it.

KRC may form one or more limited partnerships to acquire or own shadow retail centers after their acquisition and development and syndicate interest in those limited partnerships to investors.  If such occurs, KRC will maintain an interest as general partner in each such limited partnership and receive management and other fees which have not yet been determined. As of the date of this prospectus, KRC has not formed any limited partnership for such purpose.

KRC will use its revenues to pay the mortgages on the shadow retail centers to manage and maintain the shadow retail centers and for operations of KRC.

Employees

KRC currently has one executive officer and no other employees. KRC's affiliate,  Midwestern Management LLC, which serves as the management arm for KRC's properties, has 13 employees.  KRC expects that it will hire additional personnel as it expands.

Property

KRC utilizes without charge property owned by KRC's president for his executive office.  The office is located at 330 Intertech Parkway, 3rd Floor, Angola, Indiana 46703.  The president of KRC does not immediately foresee charging KRC any rent for use of the office, but may require reimbursement for additional expenses incurred by KRC's office usage such as telephone charges, electrical charges or other such items.

Subsidiaries

KRC has one wholly-owned subsidiary, CPP Holdings II, LLC, which is the sole member of Coldwater Portfolio Partners II, LLC, the titleholder of KRC’s nine shadow retail centers.

Reports to Security Holders

KRC intends to post its annual report to its security holders on its website and will send a copy of the annual report, including audited financial statements, to any shareholder who requests it.  KRC will not be a reporting issuer with the Securities and Exchange Commission until its registration statement is declared effective.  KRC will maintain a website about KRC and its activities which may be accessed by shareholders.

KRC has filed a registration statement with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the shares of its common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of KRC. Reference is made to KRC’s registration statement and each exhibit attached to it for a more detailed description of matters involving KRC. The statements made in this prospectus are qualified in their entirety by reference to these additional materials. A potential investor may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20002. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. KRC’s registration statement and the referenced exhibits can also be found at the website address.

Upon effectiveness of KRC's registration statement, it will be subject to the informational requirements of the Securities Exchange Act of 1934, as amended, that require it to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at the public reference room facilities of the Securities and Exchange Commission at the address set forth above, and copies of such material may be obtained from the Public Reference Section of the Securities and Exchange Commission at prescribed rates. Because KRC will file documents electronically with the Securities and Exchange Commission, this information may be obtained by visiting the web site of the Securities and Exchange Commission at http://www.sec.gov.

Legal Proceedings

As of the date of this prospectus, KRC is not a party to any material legal proceedings and has not been a party to any material lawsuit or proceeding in the last 36 months.

Conflicts of Interest

The president of KRC and his wife are the sole members  of The Klein Group, LLC.  The Klein Group has completed over 70 Walmart shadow retail centers, has five centers under construction, five pieces of purchased property set to begin construction, and four properties under contract with Walmart.  The president of KRC has indicated that The Klein Group LLC will continue operations as the owner and manager of the retail centers it currently owns but anticipates over time that such properties will be transferred to KRC as KRC grows.  As The Klein Group LLC does not intend to purchase any additional Walmart Supercenter shadow retail centers, management does not anticipate any conflict of interest in the acquisition of such properties .  In all events any competition between shadow retail centers for retail customers is unlikely as Walmart Stores, Inc. regulates the distance between its stores based upon population demands of an area so Walmart Supercenters do not compete with one another.  As a result, shadow retail centers are at a distance to minimize any competition between them in regard to competition to obtain tenants or other services.  In addition, although Midwestern Management provides management services to all the retail centers owned by both The Klein Group LLC and KRC, KRC does not foresee any conflict of interest in terms of demand for services as Midwestern Management employs local subcontractors to perform the necessary work at each of the retail centers.  The accounting and payment for common services each retail center is kept separate and distinct by Midwestern Management so no conflict arises as to what services receive priority or the most resources.

 As a director, president and majority shareholder of KRC, Kenneth Klein controls the management of KRC, including fees and expenses paid by it.  These fees and expenses are typically paid to third-parties at competitive prices.  Management fees are paid by KRC from rent received for the management of each of the centers.  KRC uses Midwestern Management to manage the shadow retail centers. Midwestern Management is jointly owned by Mr. Klein and his wife.  Thus, Mr. Klein has the ability to increase the fees paid for management of the shadow retail centers which would increase income to his management company and reduce the rental income to KRC.  In addition, Mr. Klein has the ability to retain the services of Midwestern Management even if such services were to be found to be subpar or overly expensive.  In addition, as a director and majority shareholder of KRC, Mr. Klein may encounter a conflict of interest between his role as a director of KRC and as a shareholder.

COMPANY POLICIES

Policy with Respect to Certain Activities

The Board of Directors of KRC currently consists of seven directors. The board of directors of KRC has indicated that KRC would follow the following general policies but in light of certain circumstances such policies may be changed by the directors or a vote of the shareholders.

1.  Issuing Senior Securities.  KRC has 20,000,000 authorized shares of undesignated preferred stock.  Pursuant to its certificate of incorporation and by-laws, such stock may be designated and issued from time to time by the board of directors.  KRC has not designated nor issued any preferred stock nor any other senior security and does not currently anticipate issuing such preferred stock or any other senior security but circumstances may arise at which time it would be in the best interests of KRC to issue such stock.  Since the director of KRC is also the majority shareholder and able to control the outcome of a vote of shareholders, KRC does not deem it necessary to hold such a vote if its policy regarding issuance of senior securities should change.  However, if at such time, Mr. Klein is no longer the majority shareholder of KRC and does not control the shareholder vote, then KRC may determine that a change in such policy would require a shareholder vote.

2.  Borrowing money.  KRC expects to borrow money as part of the acquisition and development of the shadow retail centers.  KRC expects to enter into mortgages secured by the acquired property and for other financing and borrowing.  The board of directors will act in the best interests of the KRC to locate and negotiate fair and reasonable financial terms.  By virtue of its sole membership interest in CPP Holdings II and its corresponding sole membership interest in Coldwater Portfolio Partners, KRC is in effect the holder of the outstanding purchase mortgage loan for the nine retail centers it now owns aggregating $15,510,000 secured primarily by the nine shadow retail centers.  As KRC acquires more retail centers, it will borrow funds secured by the property to be financed.

In addition, as of July 26, 2010, KRC sold 49.5 units consisting of convertible promissory notes and warrants to purchase shares of its common stock.  KRC will pay 10% interest per annum, payable quarterly, on the promissory notes and at the end of three years from the date of execution of the promissory notes, KRC shall pay the holders the outstanding principal balance and any unpaid accrued interest.  Each promissory note will be convertible, at any time up to the maturity date of the promissory note, into one share of common stock for every $5 of principal of the note (i.e. 2,000 shares).  Each warrant is exercisable from time to time for a term of five years to purchase up to a maximum of 1,600 shares of KRC's common stock at an exercise price of $6 per share.

3.  Making Loans to Others.  KRC has never made any loans to any person or entity.  KRC does not anticipate a circumstance in which KRC will make any loans.  Since Mr. Klein, a director of KRC, is also the majority shareholder and able to control the outcome of a vote of shareholders, KRC does not deem it necessary to hold such a shareholder vote if such policy should change.  In addition, KRC anticipates that if any such circumstance should arise which would require KRC to loan funds to any third party, it would be in the context of real estate acquisition or development and that such a loan might be instrumental in completing a transaction deemed to be in the best interests of the shareholders.  Any loan would be made only after approval of the board of directors of KRC.

4.  Investing in the Securities of Other Issuers for Purpose of Exercising Control.  KRC does not anticipate acquiring other companies through the acquisition of the securities of such companies.  KRC does not anticipate growth through acquisitions of existing companies.  If such a situation should occur, however, again it would most likely be in the context of the acquisition of a shadow retail center or other real estate development and that such an acquisition might be instrumental in completing a transaction deemed to be in the best interests of the shareholders.  Any such acquisition would be made only after approval of the board of directors of KRC.

5.  Underwriting Securities of Other Issuers.  KRC has never participated in underwriting securities of other issuers and does not anticipate a circumstance in which it would underwrite the securities of any other issuer.  KRC anticipates that it would bring any change in this policy to a vote of shareholders as it deems that such a situation would be a large shift in priorities of KRC.

6.   Purchasing and Selling Investments.  As a matter of course, KRC engages in and plans to engage in the purchase of real property which property in addition to generating income will be an investment with appreciation growth over time.  KRC anticipates that at some time circumstance may arise in which it may deem it in the best interests of KRC and its shareholders to sell one or more of its shadow retail centers.  To date, KRC has not sold any shadow retail centers.  If such a situation should occur, however, it would be that the management and board of directors of KRC had determined, for whatever reason, that such a sale would be beneficial to KRC and its shareholders.  Any such sale would be made only after approval of the board of directors of KRC.

7.  Offering Securities in Exchange of Property.  KRC anticipates that there may be a circumstance in which it may have the opportunity to acquire property or a developed shadow retail center for the exchange of its securities.  KRC believes it is unlikely that Walmart would sell property in exchange for KRC securities but KRC may have the opportunity to purchase land or a developed shadow retail center from a third party in exchange for its securities.  If such a situation should occur, however, it would be that the management and board of directors of KRC had determined, for whatever reason, that such an acquisition  would be beneficial to KRC and its shareholders.  Any such acquisition would be made only after approval of the board of directors of KRC.

8.  Repurchasing or reacquisition of its Shares or Other Securities.  KRC has not repurchased or required its shares or any other of its securities and it does not anticipate that it will do so.  If such a situation should occur, however, it would be that the management and board of directors of KRC had determined, for whatever reason, that such repurchase or reacquisition would be beneficial to KRC and its shareholders.  Any such repurchase or reacquisition would be made only after approval of the board of directors of KRC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Klein Retail Centers was formed in 2008 to acquire, develop and manage Walmart Supercenter shadow retail centers.  Shadow retail centers are the properties next to or adjacent to the Walmart Supercenter typically occupied by national chains or local discount stores that complement and are compatible with the Walmart Supercenters.  Although KRC is a development company, its president, who is also the major shareholder of KRC, has developed over 70 such retail centers adjoining Walmart Supercenters in 26 states since 1999 through his company, The Klein Group LLC.

Current Operations

Through its subsidiary, KRC owns retail centers adjoining nine different Walmart Supercenters located in the United States with an aggregate of 38 lessee stores.  KRC, through Midwestern Management (a related company), handles all the rental and management operations for the properties.  KRC has an umbrella mortgage in the amount of $15,510,000 bearing interest at 6.52% per annum, payable monthly, maturing on May 6, 2011 secured by the nine shadow retail centers.  KRC intends to refinance the mortgage when it comes due.

KRC utilizes the services of Midwestern Management (a related company) for management of the nine shadow retail centers.  Midwestern Management receives 5% of the rental revenue prior to rent adjustments and net of tenant reimbursements, which aggregated $60,941 for the year ended December 31, 2009 and $15,024 for the period ended March 31, 2010. The shadow retail centers are run on a triple net basis so that the costs of taxes, insurance, utilities and common area maintenance are billed back to the tenants pro rata on a square footage basis in addition to the rents received.  Any expenses specific to an individual tenant are billed back to that tenant.  Midwestern Management manages the property on a daily basis and provides basic front office management services.

For the year ended December 31, 2009, KRC recorded aggregate revenue of $1,361,608 and a net income of $143,128 which includes other income of $1,000,000, interest expense of $1,018,134, depreciation of $349,434 and amortization of $105,903. For the period ended March 31, 2010, KRC recorded aggregate revenues of $352,349 and a net loss of $338,932 which includes interest expense of $268,294, depreciation of $91,232, professional fees of $166,127, and amortization of $29,709.

Capital Resources.  For the year ended December 31, 2009, $24,399 was incurred for capital expenditures. For the period ended March 31, 2010, no capital expenditures were incurred.

Results of Operations.    KRC derives its major sources of revenue from the rental revenue from the shadow retail centers now owned and from those that it will develop and manage. For the three months ended March 31, 2010, the shadow retail centers were 92% occupied.

The stores occupying the nine shadow retail centers predominantly have long-term leases that do not begin expiring until 2010. KRC's major tenants consist of Dollar Tree which accounts for approximately 20%, Fashion Bug approximately 10%, CATO Corporation approximately 8%, Movie Gallery approximately 7% and Shoe Show which accounts for 6% of rental revenue for the year ended December 31, 2009.

Liquidity.  Although many retail centers are experiencing a drop in occupancy as the economy has declined and retail stores have gone out of business, the nine shadow retail centers have not experienced any such material decline.  The shadow retail centers shadow Walmart Superstores and are targeted toward the discount market which tend to have an increase in sales in times of recession.

KRC operates primarily on a liquid basis without incurring any large debt other than the mortgage obligations which are mortgage debts secured only by the properties on which the mortgages are placed and are non-recourse to the Company.  With the real estate market suffering a major decline in 2008, KRC anticipates that the value of its property may have declined in resale value, but the Company is not intending to resell such properties.  The umbrella mortgage for the nine shadow retail centers comes due in May, 2011 and KRC intends to refinance the mortgage at that time.  A decline in value of the properties may make it more difficult for KRC to obtain financing on the same terms as now in place, and may be faced with higher interest rates or a higher monthly payment schedule. In the  past several months banks have tightened certain credit financing, and frequently loan-to-value ratios have become higher requiring larger down payments.  As such if there were a decline in value of the property or greater loan-to-value ratios, at the time of refinancing KRC may be required to pay a large cash down payment.  In order to make such a down payment, KRC may be required to raise capital by a debt or equity offering.  Or alternatively, KRC may determine to sell one of the shadow retail centers which would provide immediate cash and lower the amount required for any mortgage.  KRC has no plans to sell any shadow retail centers and is anticipating expanding its operations and acquiring addition shadow retail centers.  KRC believes given the strong rental history of the properties and the draw and relation to the Walmart Supercenters, it will be able to obtain financing on acceptable terms.

KRC has entered into an agreement for an offering of up to $10,000,000 of convertible promissory notes.  KRC believes that current economic conditions may make obtaining commercial loans for the acquisition, development and financing of future retail shadow centers more difficult and that by raising additional capital KRC will have access to acquisition and development funds and the ability to provide larger down payments if needed to secure mortgage financing.

The offering consists of convertible promissory notes of up to $10,000,000 consisting of 1,000 units at $10,000 per unit.  Each unit consists of a 3-year convertible promissory note with 10% annual interest payable quarterly and a warrant to purchase up to 1,600 shares of KRC's common stock exercisable from time to time for five years from execution at an exercise price of $6.00 per share.  Each promissory note is convertible at any time up to three years from date of execution into common stock at the rate of one share of common stock for every $5 of principal of the note. At maturity, KRC will pay the note holders any outstanding face amount of the promissory notes not converted into common stock.

As of July 26, 2010, the Company sold 49.5 units to 16 investors for an aggregate of $495,000.

Discussion of Three Months Ended March 31, 2010 and March 31, 2009

For the three months ended March 31, 2010, KRC incurred an aggregate $393,278 in operating expenses of which $91,232 represents non-cash depreciation.

The rental revenue recorded in the three-months ended March 31, 2010 of $286,590 was less than that for the three-months ended March 31, 2009 of $313,356 due to vacancies and rent reductions.

Property operating and maintenance costs were reduced for the three-months ended March 31, 2010 to $32,761 as compared to the three-months ended March 31, 2009 of $45,217 primarily due to vacancies and reductions in costs for supplies. Property operating and maintenance costs reimbursed by tenants were $31,779 and $22,378 for the three-months ended March 31, 2010 and 2009, respectively.  In addition to operating and maintenance costs, tenants also reimbursed $33,980 and $33,867 of real estate taxes for the three-months ended March 31, 2010 and 2009, respectively. Total expenses reimbursed by tenants were $65,759 and $56,246 for the three-months ended March 31, 2010 and 2009, respectively.

Interest expense of $268,294 and $249,350 for the three-months ended March 31, 2010 and 2009, respectively, increased due to interest payments on convertible notes. Real estate taxes of $43,001, depreciation of $91,232, and amortization of $29,709 for the three-months ended March 31, 2010, were relatively unchanged from real estate taxes of $43,934, depreciation of $91,932, and amortization of $25,764 for the three-months ended March 31, 2009.

In the three-months ended March 31, 2010, the Company incurred $166,127 in professional fees associated with legal, accounting, and auditing fees.

The Company incurred a net loss of $338,932 for the three months ended March 31, 2010 compared to a net loss of $266,380 for the three months ended March 31, 2009, primarily due to a decrease in rental revenue due to vacancies and temporary rent reductions, an increase in professional fees, and an increase in bad debt expense.

Discussion of Fiscal Years Ended December 31, 2009 and December 31, 2008

The rental revenue received in the year ended December 31, 2009 was slightly reduced from $1,126,340 compared with that for the year ended December 31, 2008 at $1,362,657.  The reduction was due to certain vacancies and a temporary rent reduction caused by changes in occupancy levels.

Property operating and maintenance costs were slightly reduced for the year ended December 31, 2009 at $147,179 from the year ended December 31, 2008 of $171,935 primarily due to a reduction in the need for maintenance expenditures (less snow removal, less required repainting of common areas, etc.) for that particular time.  Maintenance costs vary from year to year as such are costs that arise from variable needs such as snow removal, light replacement, repainting parking lines, plant trimming, and other similar items.  Property operating and maintenance costs reimbursed by tenants were $103,983 and $111,778 for the years ended December 31, 2009 and 2008, respectively.  In addition to operating and maintenance costs, tenants also reimbursed $131,285 and $124,326 of real estate taxes for the years ended December 31, 2009 and 2008, respectively.   Total expenses reimbursed by tenants were $235,268 and $236,104 for the years ended December 31, 2009 and 2008, respectively.

Real estate taxes of $172,006,  interest expenses of $1,018,134, depreciation expense of $349,434 and amortization of $105,903 the year ended December 31, 2009 were relatively unchanged from real estate taxes of $163,289, interest expenses of $1,028,106 and depreciation and amortization of $472,379 for the year ended December 31, 2008.

In the year ended December 31, 2009, the Company recorded $1,000,000 of other income based on the return of 200,000 shares which had been issued in 2008 at $5.00 for services to be performed.  Since the shares were issued without a forfeiture provision for non-performance, the transaction was accounted for as consulting expense in 2008. The consultant did not perform the services and in 2009, in order to avoid litigation, he returned the unrestricted shares for cancellation in settlement. The shares were cancelled at the fair market value of the shares, which totaled $1,000,000, or $5.00 per share. This cancellation gave rise to Other Income.

In the year ended December 31, 2009, the Company incurred $60,941 in management fees.

Professional fees of $329,190 for the year ended December 31, 2009 were primarily from professional costs, including legal and accounting, associated with the preparation and filing of the registration statement registering the Shares.

Primarily, due to the increase in the consulting, management and professional fees, KRC recorded a net income of $143,128 for the year ended December 31, 2009.  At December 31, 2009, the Company had an accumulated deficit of $2,696,710.

Off-Balance Sheet Arrangements

KRC does not have any off-balance sheet arrangements that have or are reasonably likely to have material current or future effect on its financial condition, results of operations, liquidity or capital resources.

Marketing Analysis

KRC believes that although current Walmart customers may be impacted by current economic conditions, such decrease may be offset by an increase in new customers who choose to shop at a discount center or the amount of dollars spent at a discount center per visit rather than the higher-priced shopping mall or named stores.  Historically KRC believes that as economic conditions worsen consumers change shopping habits and an increased numbers of consumers shop at discount stores.  KRC anticipates that increased shopping at Walmart Supercenters will increase shopping traffic at the retail stores in the Walmart shadow retail centers.  The stores to which KRC leases its shadow retail center storefronts are typically discount-type retail stores geared to the budget and discount shopper.  These stores are typically single-merchandise stores in that they sell items of one generic type, such as shoes, records, or women's clothing.  As part of its agreement with developers of shadow retail centers, including KRC, Walmart maintains approval of to what tenants the shadow retail centers will be leased and specifically does not allow large department-store type of discount stores offering a multiple variety of all kinds, sorts and types of merchandise that would be a direct competitor to Walmart (such as a Target store).

MANAGEMENT

The following table sets forth information regarding the members of KRC’s board of directors and its executive officers:
			Date Directorship
Name	Age	Position	Commenced

Kenneth S. Klein	50	Director, President, and Principal accounting officer	March, 2008 (inception)
Jonathan M. Klein	26	Director	October 7, 2009
Thomas Kramer	58	Director	October 7, 2009
Richard A. Kranitz	65	Director	October 7, 2009
R. Kip Paul	52	Director	October 7, 2009
Charles Edward Tippmann	57	Director	October 7, 2009
Patricia K. Weikel	24	Director	October 7, 2009

Kenneth S. Klein is the sole officer, including its chief executive and financial officer, a director of KRC and its majority shareholder.  As the majority shareholder, Mr. Klein can control the outcome of any future elections of the board of directors.

 As the sole officer, a director of KRC, and its majority shareholder, Mr.  Klein has control over actions to be taken by KRC.  Such control could result in actions being taken by KRC which would be detrimental to its investors  including such possible actions as unduly large compensation packages, overly-liberal expense reimbursement or self-dealing transactions. For instance, KRC uses Midwestern Management to manage the shadow retail centers, and Midwestern Management is jointly owned by Mr. Klein and his wife.  Thus, Mr. Klein has the ability to increase the fees paid for management of the shadow retail centers which would increase income to his management company and reduce the rental income to KRC.

 Directors do not receive any compensation.  Directors may be shareholders of KRC.

Directors will serve until the annual meeting of the shareholders and until their respective successors have been elected and qualified or until death, resignation, removal or disqualification.

KRC’s by-laws provide that the number of directors to serve on the Board of Directors may be established, from time to time, by action of the Board of Directors. Vacancies in the existing Board are filled by a majority vote of the remaining directors on the Board. KRC’s executive officers are appointed by and serve at the discretion of the Board.

Committees and Terms

The Board of Directors has not established any committees.

KRC anticipates that the annual meeting of shareholders will be held in May.  KRC will notify its shareholders that they may present proposals for inclusion in KRC’s proxy statement to be mailed in connection with any such annual meeting; such proposals must be received by KRC at least 90 days prior to the meeting.  No other specific policy has been adopted in regard to the inclusion of shareholder nominations to the Board of Directors.

Kenneth S. Klein has served as president and the director of KRC since its inception in March, 2008.  Since 1988, Mr. Klein has been purchasing and developing a wide spectrum of real estate including commercial real estate, single tenant retail, multi-tenant retail, manufactured housing, apartments, office buildings, storage units and medical buildings. In 1996, Mr. Klein formed The Klein Group, LLC, a Michigan limited liability company,  to invest in multi-retail tenant non-owner occupied real estate.  In 1999, The Klein Group, LLC, purchased its initial Walmart Supercenter property.  Since that initial purchase, The Klein Group, LLC has developed over 70 Walmart shadow retail centers. Mr Klein and his wife continue as the sole members and owners of The Klein Group, LLC.  Mr. Klein received an Associates Degree in Business from Glen Oaks College, Centreville, Michigan, in April, 1978.

Jonathan M. Klein has been a director of KRC since October 7, 2009, and is the son of the president and founder of KRC, Ken Klein.   Jonathan Klein began working with The Klein Group in 2004 and is a construction coordinator, working closely with tenants and construction companies.  Mr. Klein attended St. Francis University and is a graduate from Recording Arts School in Ohio.  He has also purchased his own real estate investments and managed all aspects of real property.

Thomas Kramer has served as a director of KRC since October 7, 2009.  In 1975, Mr. Kramer founded and is the Executive Director of ADAPT, Inc., a rehabilitation organization that has 250 employees and an annual operating budget of approximately $9,000,000.  Mr. Kramer has served on Board of Directors of Century Bank and Trust from 2002 through present and is Chairperson of the Michigan Rehabilitation Workman’s Compensation Fund.  Since 1986, Mr. Kramer has been a member of the Coldwater City Council and served as Mayor Pro-Tem since 2003.  Mr. Kramer was awarded his Master’s degree in Social Work Administration by Western Michigan University in 1975 and his B.A from Western Michigan University in 1973.

Richard A. Kranitz has served as a director of KRC since October 7, 2009.  Mr. Kranitz has been an attorney in private practice since 1970, emphasizing securities, banking and business law. From 1990 to the present, he has been an attorney in Kranitz & Philipp in Grafton, Wisconsin. Previously, following the death of a partner in 1976, he formed the Law Offices of Richard A. Kranitz. From 1982 to 1983, he was also a member of Fretty & Kranitz and from 1977 to 1978, he was also a member of Habush, Gillick, Habush, Davis, Murphy, Kraemer & Kranitz. He was a member of McKay, Martin & Kranitz from 1973 to 1976, and was employed by Reinhart, Boerner, Van Deuren, Norris & Reiselbach, P.C. from 1970 to 1973. Mr. Kranitz served as Law Clerk to the Honorable Myron L. Gordon in the U.S. District Court (E.D. Wisconsin) from 1969 to 1970. Mr. Kranitz has served on the board of directors of a number of unrelated companies. From 2001 to 2008, he was on the board of directors of Aerogrow International, Inc., which has a class of securities registered under Section 12 of the Securities Exchange Act of 1934. From 1990 to 2008, he served on the board of directors of the Grafton State Bank, which for several years was a subsidiary of Merchants & Manufacturers Bancorporation, which had a class of securities registered under Section 12 of the Securities Exchange Act of 1934. Mr. Kranitz served as a member of its Audit Committee during its initial implementation of Sarbanes-Oxley compliance.  Kranitz & Philipp is legal counsel to Freedom Investors, Inc. the dealer manager of this offering. See “Certain Relationships and Related Transactions” and “Legal Matters.”

R. Kip Paul has served as a director of KRC since  October 7, 2009.  Mr. Paul has been a commercial real estate broker for the past 26 years.  From 1989 to present, Mr. Paul has worked with Commerce CRG based in Salt Lake City, Utah, the dominant commercial real estate company in the region.  Specializing in investment properties including retail, office, apartments and industrial projects, Mr. Paul has been the top producer for Commerce CRG for 16 out of the past 17 years. Mr. Paul serves on the University of Utah School of Real Estate Development Advisory Board and is a member of the Planning Commission of Hideout, Utah.

Charles Edward Tippmann has served as a director of KRC since  October 7, 2009.  Since 1986, Mr. Tippmann has been the President of the Tippmann Group where he is responsible for the growth and financial performance of all of the Tippmann Group companies, consisting of Interstate Warehousing, Tippmann Construction and Tippmann Properties.  From 1980-1986, he served as Vice President of Operations of the Tippmann Group.  Mr. Tippmann was employed by Huguenard Construction Inc. as Construction Superintendent where he was responsible for commercial building projects in the northern Indiana area, from 1977-1980 and from 1972 -1977, he was employed by Tippmann Engineering Inc. where he was responsible for the design and installation of industrial refrigeration systems.   Mr. Tippmann also served on the board of Directors of the International Association of Refrigerated Warehouses from 1997-2002.    Philanthropically, Mr. Tippmann served on the board of Directors of the Rescue Mission from 2000-2003 and has served as President since 2004 to the Branch Area Food Pantry.

Patricia K. Weikel has served as a director of KRC since October 7, 2009 and is the daughter of the president and founder of KRC, Ken Klein.  Ms. Weikel began working full-time for the company in 2008 and is responsible for accounts receivables, marketing and investor relations.   She has been instrumental in KRC's investor relations, learning the "stock" side as well as preparing presentations.  In 2007, Ms. Weikel received a Bachelor of Science degree in Biology, with honors in biology, chemistry and math from Hillsdale College and subsequently attended the University of Findlay, pursuing equestrian studies.

EXECUTIVE COMPENSATION

Remuneration of Officers/Discussion of Compensation Table

KRC has not yet paid nor accrued any remuneration to any officers or employees.  KRC has no employees other than its president.  Midwestern Management LLC receives 5% of the rental revenue prior to rent adjustments and net of tenant reimbursements which aggregated $60,941  for the year ended December 31, 2009 and handles the management of KRC's properties.  Kenneth Klein, president of KRC, and his wife are the owners of Midwestern Management.  Midwestern Management manages the nine shadow retail centers owned by KRC as well as other retail centers from which it also receives management fees.

Summary Compensation Table
							All
						Compen-	Other	Compen-
		Annual	Stock And			sation	Compen-	sation
Name/Position	Year	Salary	Bonus		Options	Plans	sation	Total

Kenneth Klein	2007	(1)
President	2008	(1)	1,000,000	(2)	0	0	0	0
	2009	(1)

(1) KRC did not begin operations until 2008 and no salaries or other remuneration were paid.  Prior to KRC acquiring control on December 31, 2008, of Coldwater Portfolio Partners II, LLC, the title holder of the nine shadow retail centers, Kenneth Klein and his wife were the sole owners of the entities that were the sole members of Coldwater Portfolio Partners.  In addition, Kenneth Klein and his wife are the sole owners of Midwestern Management which receives a monthly management fee from the nine shadow retail centers owned by Coldwater Portfolio Partners.  Any remuneration received by Kenneth Klein during these years, was received from Midwestern Management, the Klein Group or Coldwater Portfolio Partners.  The management fee paid to Midwestern Management from the properties owned by KRC is aggregated by Midwestern Management to the fees collected from the 60 other properties it manages. Salaries to the officers of Midwestern Management, including Mr. Klein, are paid from this aggregate pool of collected fees.  The salaries are not dependent upon the amount of work performed regarding any particular property and no allocation of services is recorded or kept.

(2) In July, 2008, KRC issued 7,000,000 shares to Kenneth Klein at par value for $700.  In December 2008, 6,000,000 were redeemed at par for $600.  No other consideration was paid to redeem the 6,000,000 shares.  As the shares were redeemed at par, there is no recordation of the issuance of the 6,000,000 shares in the compensation table.

Employment Agreements

KRC has not entered into any employment agreements with its officers and key personnel.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth information as of the date of this prospectus regarding the beneficial ownership of KRC’s common stock by each of its executive officers and directors, individually and as a group and by each person who beneficially owns in excess of five percent of the common stock after giving effect to any exercise of warrants or options held by that person.

		Number of
		Shares of	Percent of
	Position	Common Stock	Class (1)

Kenneth S. Klein (2)(3)	President	7,100,000	90.3%
	Director

(3)	The total number of outstanding shares of common stock as of the date of this prospectus is 7,860,430. There are no warrants or options issued to any officer or director or 5% or greater shareholder.
(4)
Kenneth S. Klein directly owns 1,000,000 shares of KRC’s outstanding shares and may be deemed the beneficial owner of the 3,000,000 shares owned by Klein Portfolio Investors, LLC, the 3,000,000 shares owned by Klein Portfolio Investors II, LLC, the 50,000 shares owned by Klein Family Investments LLC and the 50,000 shares owned by The Klein Group LLC.

(5)
Klein Portfolio Investors LLC and Klein Portfolio Investors II LLC are solely owned and controlled by Kenneth Klein, the president and sole director of KRC, and Cynthia Klein, his wife, located at 330 Intertech Parkway, 3rd  Floor, Angola, Indiana 46703.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Klein Group LLC is a limited liability company of which the president of KRC, Kenneth S. Klein, is the managing partner and a member.  Cynthia Klein, the wife of Kenneth Klein, and Kenneth Klein are the only members of The Klein Group LLC and hold 100% of its interest.  The Klein Group LLC has been in the business purchasing, developing and managing Walmart shadow retail centers since 1999.

Klein Portfolio Investors LLC is a limited liability company of which the president of KRC, Kenneth S. Klein, is the managing partner and its sole member.  Klein Portfolio Investors II LLC is a limited liability company of which Cynthia Klein, the wife of Kenneth S. Klein, is the managing partner and its sole member.  Until December 31, 2008, Klein Portfolio Investors LLC and Klein Portfolio Investors II LLC were the sole members of CPP Holdings II, LLC which is the sole member of Coldwater Portfolio LLC, the titleholder of the nine shadow retail centers.  On December 31, 2008, Klein Portfolio Investors LLC and Klein Portfolio Investors II LLC exchanged their membership interests in CPP Holdings II, LLC for 3,000,000 shares each of KRC's common stock.

Midwestern Management LLC receives 5% of the revenue from the nine shadow retail centers prior to rent adjustments and net of tenant reimbursements for its management services.  Kenneth S. Klein, president of KRC, and Cynthia Klein, his wife, are the sole members of Midwestern Management LLC and as such stand to gain from profits received by Midwestern Management LLC by any increase in the management fees or reduction in expenses or services provided by it.

Richard A. Kranitz, Esq., is a member of the board of directors of KRC, also serves as legal counsel to Freedom Investors, Inc., the dealer manager of this offering.  As such, certain matters may come before the KRC board of directors which would cause a conflict between his role as counsel to the dealer manager of this offering and as a member of the board of directors.

The two directors, Patricia K. Weikel and Jonathan Klein, are the adult children of Kenneth S. Klein, the president, a director and beneficial majority shareholder, of KRC.  As such, Messrs. Klein and Ms. Weikel may be more likely to vote as a group although no arrangement, agreement or understanding exists for such voting.

Policy with Respect to Certain Transactions with Officers or Directors

The Klein Center's by-laws do not prohibit a transaction or contract between KRC and one or more of its directors or officers, or between KRC and entity in which one or more Company's directors or officers, are directors or officers, or have a financial interest so long as

(1) the material facts as to the relationship or interest are disclosed and the board of directors in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors; or

(2) the contract or transaction is fair as to KRC as of the time it is authorized, approved or ratified, by the board of directors or shareholders.

KRC's governing documents, including its by-laws and certificate of incorporation, do not otherwise limit or prohibit a director or officer of Klein Center's from having a direct or indirect pecuniary interest in any investment, including a real estate investment, to be acquired or disposed of by KRC.  KRC intends to acquire and develop shadow retail centers next to Walmart Supercenters which shadow centers may be developed or undeveloped at the time of acquisition.  Kenneth Klein, through the Klein Group LLC, has developed over 70 Walmart shadow retail centers.  The Klein Group LLC will continue operations as the owner and manager of the retail centers it currently owns but anticipates over time that such properties will be transferred to KRC as KRC grows. In these circumstance, KRC will be acquiring such shadow retail centers from The Klein Group, LLC.

Kenneth Klein, president of KRC, has indicated that The Klein Group LLC will continue operations as the owner and manager (through Midwestern Management LLC or other affiliate) of the shadow retail centers it currently owns.  These shadow retail centers as similar in almost all respects to the shadow retail centers owned and operated by KRC.  Management of KRC does not believe that this created any conflict or competition between shadow retail centers as Walmart Stores, Inc. regulates the distance between its stores based upon population demands of an area so Walmart Supercenters do not compete with one another.  As a result, shadow retail centers are at a distance to minimize any competition between them.

SELLING SHAREHOLDERS

KRC is  registering  for  offer and sale by 59 holders thereof 685,430 shares  of  common  stock  held  by  such shareholders.

KRC will not receive any proceeds from the sale of the Selling Shareholder Shares.  The selling shareholders have no agreement with any underwriters with respect to the sale of the Selling Shareholder Shares.  The selling shareholders will offer their shares for sale at an offering price of $5.25 per share until such time as the KRC common stock is listed on a national securities exchange after which time such selling shareholders may sell their shares at prevailing market or privately negotiated prices.  The selling shareholders may from time to time offer the Selling Shareholder Shares through underwriters, dealers or agents, which may receive compensation in the form of underwriting discounts, concessions or commissions from them and/or the purchasers of the Selling Shareholder Shares for whom they may act as agents.  Any agents, dealers or underwriters that participate in the distribution of the Selling Shareholder Shares may be deemed to be "underwriters" under the Securities Act and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

Of the 685,430 Selling Shareholder Shares being registered for sale in this prospectus, 455,500 are subject to a lock-up agreement.  The lock-up agreement provides that none of such shares will be sold for a period of 90 days after commencement of public trading of the Company's common stock.  For the 270 day period following such 90 day period, the aggregate number of sales of such shares shall be restricted to the greater of 1% of the outstanding number of shares of the Company's common stock or 1% of the average weekly trading volume for the preceding four weeks.  The number of shares that each shareholder can sell during such 270 day period shall be in direct proportion to the number of shares subject to the lockup agreement owned by such shareholder to the aggregate number of shares subject to the lockup agreement.  Any such sales made during this 270 day period of shares subject to the lockup agreement shall be made in a broker transaction.  the Selling Shareholder Shares registered hereby will become tradeable except as subject to the lockup agreement on the effective date of the registration statement of which this prospectus is a part.

The following table sets forth ownership of shares held by each person who is a selling shareholder.

	Owned Before the Offering		Offered Herein	After the Offering (2)
	Number	Percentage	Number	Shares	Percentage
Name and Address	of Shares	Of Class (1)	of Shares	Owned	Of Class (3)

Frances M. Allemier and/or
Candace M. Jackson
175 N. Michigan Ave, Lot 116
Coldwater, MI 49036	200	*	200	0	0%

Andrew Aseltine
856 N. Union City Rd.
Coldwater, MI 49036	100	*	100	0	0%

Douglas W. Baxter
2093 Timucua Trl
Nokomis, FL 34275	200	*	200	0	0%

Fred Beck
970 W 350 N
Angola, IN 46703	20,000	*	20,000	0	0%

Isabella Grace Beck
970 W 350 N
Angola, IN 46703	20	*	20	0	0%

Joshua Andrew Been
6840 E. Iliff Ave
Denver, CO 80224	10	*	10	0	0%

Christopher Carr and/or
Dawn Carr
1138 Atwood St.
Longmont, CO 80501	20	*	20	0	0%

Kay Carr and/or Shanon Smith
1138 Atwood St.
Longmont, CO 80501	40	*	40	0	0%

Peggy Ann Caver
6163 King Arthur
Swartz Creek, MI 48473	10	*	10	0	0%

Alexandra Dallas
1030 W 350 N
Angola, IN 46703	20	*	20	0	0%

Kristie A. Denbrock
1481 W. Alward Rd.
DeWitt, MI 48820	50	*	50	0	0%

Caden DeLoach
627 Butlers Ln
Coldwater, MI 49036	100	*	100	0	0%

Alex Dobson
655 Lane 200 Lake James
Angola, IN 46703	20	*	20	0	0%

David Dobson
655 Lane 200 Lake James
Angola, IN 46703	20	*	20	0	0%

Dustin Dobson
655 Lane 200 Lake James
Angola, IN 46703	20	*	20	0	0%

Daniel Essa
1651 West Lake
East Lansing, MI 48823	3,000	*	3,000	0	0%

James Gordon
373 Western Ave
Coldwater, MI 49036	10,000	*	10,000	0	0%

H & L Services
61985 Pheasant Pointe
Sturgis, MI 49091	5,000	*	5,000	0	0%

Dianne Hanselman
863 N. Union City Rd.
Coldwater, MI 49036	7,500	*	7,500	0	0%

Robert W. Hanselman
863 N. Union City Rd.
Coldwater, MI 49036	50	*	50	0	0%

John R. Hedstrom
176 Marshall St.
Coldwater, MI 49036	100,000	1.2%	100,000	0	0%

Mason Hotlell
1030 W 350 N
Angola, IN 46703	20	*	20	0	0%

Julie Marie James
6840 E. Iliff Ave
Denver, CO 80224	10	*	10	0	0%

Rachel Rebecca Kriese
24089 Lori Court
Farmington Hills, MI 48336	10	*	10	0	0%

Judith K. Latchaw
260 E. Garfield, Lot 123
Coldwater, MI 49036	5	*	5	0	0%

Michael Leckner
3333 North Wayne Street
Angola, IN 46703	230,000	2.9%	230,000	0	0%

Alice E. Lipford
1263 County Rd PH
Onalaska, WI 54650	200	*	200	0	0%

Philip A. Lundy, Sr.
44453 Albert Dr.
Plymouth, MI 48170	200	*	200	0	0%

Philip Lundy
4306 Falcon PL
Pinckney, MI 48169	200	*	200	0	0%

Rick Mathis
115 Hatch Ave
Coldwater, MI 49036	5,000	*	5,000	0	0%

Linda M. McCall
650 Boone Rd.
Quincy, MI 49082	7,500	*	7,500	0	0%

Madelya McElroy
655 Lane 200 Lake James
Angola, IN 46703	20	*	20	0	0%

Robert J. Meade
2260 Tiffany Lane
Holt, MI 48842	50	*	50	0	0%

Michael R. Modjeski
932 S. Parkwood
South Lyon, MI 48178	400	*	400	0	0%

Gary G. Mohr
810 Rawson Rd.
Coldwater, MI 49036	200	*	200	0	0%

Susan Monroe
2848 S. Old 27
Angola, IN 46703	5,000	*	5,000	0	0%

Mark Montross
179 Hickory Hills
Marshall, Michigan 49068	10,000	*	10,000	0	0%

Andy Neuland
5651 Viking Dr.
Jackson, MI 49201	15,000	*	15,000	0	0%

Ericka Dobson Pillitiere
655 Lane 200 Lake James
Angola, IN 46703	20	*	20	0	0%

Baby TBD Popin
c/o Fred Beck
970 W 350 N
Angola, IN 46703	20	*	20	0	0%

Lisa Pringle
20489 Lexington
Redford, MI 48240	20	*	20	0	0%

Courtney N. Ringler
7945 N. Baker Rd.
Fremont, IN 46737	500	*	500	0	0%

Jerry Rutledge
478 Clarendon Road
Quincy, MI 49028	100	*	100	0	0%

Lisa H. Sewick
6840 E. Iliff Ave
Denver, CO 80224	10	*	10	0	0%

Charles L. Sparks III
3181 Dusty Moon Ave
Henderson, NV 89052	500	*	500	0	0%

Jeremy Sparks
12 ½ Monroe St.
Coldwater, MI 49036	7,500	*	7,500	0	0%

Jessica Stukey
749 Quimby Rd.
Coldwater, MI 49036	5,000	*	5,000	0	0%

Menno E. & Mary Jane Stukey
Family Living Trust
590 Sandbar Cove Dr.
Coldwater, MI 49036	400	*	400	0	0%

Donna J. Taylor
485 White Pigeon Rd
Constantine, MI 49042	50	*	50	0	0%

Tim Taylor
485 White Pigeon Rd
Constantine, MI 49042	50	*	50	0	0%

Roland E. Trautman and
Alberta K. Trautman
Revocable Living Trust
Dated May 22, 2004
89 Spirea Point
Four Seasons, MO 65049	1,000	*	1,000	0	0%

Tiber Creek Corporation (4)
1504 R Street, NW
Washington, DC 20009	250,000	3.1%	250,000	0	0%

Amy Warda
6231 Kings Scepter Rd
Grand Blanc, MI 48439	10	*	10	0	0%

Joshua Warda
6231 Kings Scepter Rd
Grand Blanc, MI 48439	10	*	10	0	0%

Zachary Warda
6231 Kings Scepter Rd
Grand Blanc, MI 48439	10	*	10	0	0%

Wade E. West
260 E. Garfield, Lot 123
Coldwater, MI 49036	5	*	5	0	0%

Anthony K. Withey
6163 King Arthur
Swartz Creek, MI 48473	10	*	10	0	0%

David S. Withey
6163 King Arthur
Swartz Creek, MI 48473	10	*	10	0	0%

Jacob John Withey
6163 King Arthur
Swartz Creek, MI 48473	10	*	10	0	0%

Total	685,430	9%	685,430	0	0%

(1)	Based on 7,860,430 shares of common stock outstanding.
(2)	Assumes sale of all 3,000,000 shares of common stock for an aggregate of 10,860,430 shares outstanding
(3)	Assumes sale of all shares offered by the named shareholder.
(4)
James M. Cassidy is the president, director and sole shareholder of Tiber Creek Corporation, a selling shareholder.  Mr.  Cassidy is also a principal in the law firm which prepared the registration statement of which this prospectus is a part.

SHARES ELIGIBLE FOR FUTURE SALE

As of the date of this prospectus, there are 7,860,430 shares of common stock outstanding.  Of such shares, 7,175,000 owned directly and beneficially by affiliates of KRC are not included in the registration statement of which this prospectus is a part and may not be sold publicly unless they are registered under the Securities Act or are sold pursuant to Rule 144 pursuant to the General Rules and Regulations of the Securities and Exchange Commission.  In the event shares not currently salable become salable by means of registration or eligibility for sale under Rule 144 and the holders of such shares elect to sell such shares in the public market, there is likely to be a negative effect on the market price of KRC's securities.

DESCRIPTION OF SECURITIES

Capitalization

KRC is authorized to issue 100,000,000 shares of common stock, $.0001 par value per share, of which 7,860,430 shares were outstanding as of the date of registration statement of which this prospectus is a part and 20,000,000 shares of undesignated preferred stock none of which have been designated nor issued.

Common Stock

Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities.

Holders of common stock have no preemptive rights to purchase KRC’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.  KRC may issue additional shares of common stock which could dilute its current shareholder's share value.

Preferred Stock

The Board of Directors is authorized to provide for the issuance of any or all of the shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

The authority of the Board of Directors with respect to each series of preferred stock includes determination of the following characteristics:

A.  The number of shares constituting that series and the distinctive designation of that series;
B. The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on share of that series;

C.  Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

D.  Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

E.  Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

F.  Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

G.  The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

H.  Any other relative rights, preferences and limitations of that series.

Additional Information Describing Securities

Reference is made to applicable statutes of the State of Delaware for a description concerning statutory rights and liabilities of shareholders.

No Trading Market

There is currently no established public trading market for KRC’s securities. A trading market in the securities may never develop. KRC intends to apply for listing of its securities on the NASDAQ Capital Market.  If for any reason KRC’s common stock is not listed on the NASDAQ Capital Market or a public trading market does not develop, purchasers of the shares may have difficulty selling their common stock.

Admission to Quotation on the NASDAQ Capital Market

If KRC meets the qualifications, it intends to apply for listing of its securities on the NASDAQ Capital Market.  There are three standards under which to qualify for listing on the NASDAQ Capital Market (Equity Standard, Market Value of Listed Securities Standard, and Net Income Standard). In addition to specific requirements for each standard, a company must have at least (i) a share bid price of not less than $4.00 (ii) three market makers and (iii) at least 1,000,000 outstanding publicly held shares with not less than 300 shareholders. To maintain its listing, a company must have at least (i) a market value of publicly held securities of $1,000,000 (iii) a bid price of at least $1.00 (iii) two market makers and (iv) at least 500,000 outstanding publicly held shares with not less than 300 shareholders.

Dividends

KRC does not anticipate declaring dividends but anticipates that it will use any funds for further development and growth of KRC.

LEGAL MATTERS

Cassidy & Associates, Washington, D.C., has given its opinion as attorneys-at-law regarding the validity of the issuance of the shares of common stock offered by KRC.  A member of the law firm of Cassidy & Associates is the sole officer and director of Tiber Creek Corporation and may be considered the beneficial owner of the 250,000 shares of common stock of KRC owned by Tiber Creek Corporation.

Richard A. Kranitz, Esq. is a member of the board of directors of KRC and also serves as legal counsel to Freedom Investors, Inc., the dealer manager of this offering.

EXPERTS

Weinberg & Company, P.A., an independent registered public accounting firm, has audited KRC’s consolidated balance sheets as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years then ended, which are included in this prospectus.  The consolidated financial statements are included in reliance on the report of Weinberg & Company, P.A., given their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

KRC’s certificate of incorporation includes an indemnification provision that provides that KRC shall indemnify directors against monetary damages to KRC or any of its shareholders by reason of a breach of the director’s fiduciary except (i) for any breach of the director’s duty of loyalty to KRC or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The certificate of incorporation does not specifically indemnify the officers or directors or controlling persons against liability under the Securities Act.

The Securities and Exchange Commission’s position on indemnification of officers, directors and control persons under the Securities Act by KRC is as follows:

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

KLEIN RETAIL CENTERS, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2010

KLEIN RETAIL CENTERS, INC.

CONTENTS

PAGE	50	CONDENSED CONSOLIDATED BALANCE SHEETS AS OF MARCH 31, 2010 (UNAUDITED) AND DECEMBER 31, 2009

PAGE	51	CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

PAGE	52	CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009 (UNAUDITED)

PAGE	53 – 62	NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2010 (Unaudited)	December 31, 2009
ASSETS

Investments in real estate, net	$13,612,581	$13,703,813
Intangible assets, net of accumulated amortization of $401,834 and $372,125, respectively	423,916	306,076
Cash and cash equivalents	5,901	13,403
Restricted cash	277,069	326,226
Deposit	100,000	-
Tenant receivables	77,409	69,706
Deferred rent	74,105	83,541
Prepaid and other assets	39,851	4,365
Total assets	$14,610,832	$14,507,130

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Mortgage loan payable	$15,510,000	$15,510,000
Convertible notes payable	339,791	274,877
Accounts payable and accrued expenses	568,874	444,059
Accounts payable – related party	402,911	154,589
Cash overdraft	1,529	28,761
Other liabilities	36,167	22,824
Total liabilities	16,859,272	16,435,110

Stockholders’ Deficit
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding	-	-
Common stock, $0.0001 par value, 100,000,000 shares authorized, 7,860,430 shares outstanding	786	786
Additional paid-in capital	786,416	767,944
Accumulated deficit	(3,035,642)	(2,696,710)
Total stockholders’ deficit	(2,248,440)	(1,927,980)
Total liabilities and stockholders’ deficit	$14,610,832	$14,507,130

See accompanying notes to condensed consolidated financial statements

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Revenue
Rental revenue	$286,590	$313,356
Tenant reimbursements	65,759	56,246
Total revenue	352,349	369,602

Expenses
Property operating and maintenance	32,761	45,217
Real estate taxes	43,001	43,934
Depreciation	91,232	91,932
Management fees	15,024	15,668
Professional fees	166,127	153,137
General and administrative	45,133	10,980
Total expenses	393,278	360,868
Income (loss) from operations	(40,929)	8,734

Interest expense	(268,294)	(249,350)
Amortization of intangible assets	(29,709)	(25,764)
Loss before income taxes	(338,932)	(266,380)

Income taxes	-	-

Net loss	$(338,932)	$(266,380)

Basic and diluted net loss per share	$(0.04)	$(0.03)
Weighted average shares outstanding	7,860,430	8,060,430

See accompanying notes to condensed consolidated financial statements

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited)

	Three Months Ended March 31, 2010	Three Months Ended March 31, 2009
Cash Flows from Operating Activities
Net loss	$(338,932)	$(266,380)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	120,941	117,696
Amortization of discount on notes payable	8,386	-
Changes in operating assets and liabilities:
Tenant receivables	(7,703)	(18,663)
Prepaid and other assets	(35,486)	(33,131)
Accounts payable and accrued expenses	124,815	155,814
Accounts payable – related party	773	75,626
Other liabilities	13,343	-
Book overdraft	(26,722)	-
Deferred rent	9,436	7,821
Net cash (used in) / provided by operating activities	(131,149)	38,783

Cash Flows from Investing Activities
Restricted cash	49,157	(36,720)
Capital expenditures	-	(12,630)
Net cash provided by / (used in) investing activities	49,157	(49,350)

Cash Flows from Financing Activities
Stock subscription receivable	-	49,580
Proceeds from issuance of convertible notes payable	75,000	-
Bank overdraft	(510)	-
Net cash provided by financing activities	74,490	49,580

Net (decrease) / increase in cash and cash equivalents	(7,502)	39,013

Cash and cash equivalents, beginning of period	13,403	10,401
Cash and cash equivalents, end of period	$5,901	$49,414

Supplemental cash flow information
Income taxes paid	$-	$-
Interest paid	262,264	174,160
Non-cash asset additions relating to intangible assets	147,549	-
Non-cash asset addition relating to land deposit	100,000	-
Non-cash equity additions – warrant valuation	18,472	-

See accompanying notes to condensed consolidated financial statements

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 (Unaudited)

NOTE 1 - Organization and Description of Business

Klein Retail Centers, Inc. (“KRC” or the “Company”) was incorporated on March 28, 2008 and was formed for the purpose of acquiring and operating commercial retail properties on a nationwide basis. On December 31, 2008, KRC acquired the entire membership interests in CPP Holdings II, LLC, a Delaware limited liability company, in exchange for 6,000,000 shares of common stock. CPP Holdings II, LLC was the sole member of Coldwater Portfolio Partners II, LLC, title owner of the properties.

Coldwater Portfolio Partners II, LLC (“CPP II”) began operations on May 6, 2006 and was formed for the purpose of acquiring and operating commercial retail properties on a nationwide basis.  In May, 2006 CPP II acquired nine commercial retail properties from a related party.

The acquisition of CPP II is considered a transaction between entities under common control as defined by Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805: Business Combinations (formerly No. 141, Business Combinations).  Based on such, the financial statements of Klein Retail Centers, Inc. and Subsidiary (the “Company”) have been prepared as though the acquisition occurred at the beginning of the period.  Therefore, although the acquisition occurred on December 31, 2008, the financial statement presentation is as if the acquisition had occurred on January 1, 2007.

As of March 31, 2010, the Company owned the following commercial retail properties.  See Note 4 for additional activity.

Property	Location	Date Opened
Springdale Center	Springdale, Arkansas	December, 2000
Joplin Center	Joplin, Missouri	January, 2001
Ocean Spring Center	Ocean Springs, Mississippi	January, 2001
Jackson Center	Jackson, Missouri	December, 2001
Fort Smith Center	Fort Smith, Arkansas	January, 2002
West Baraboo Center	West Baraboo, Wisconsin	January, 2002
Mitchell Center	Mitchell, South Dakota	June, 2002
Calvary Lane	Angola, Indiana	September, 2002
Lima Center	Lima, Ohio	June, 2003

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 (Unaudited)

NOTE 2 – Liquidity

The Company incurred a net loss of $338,932 for the three months ended March 31, 2010. This was principally due to professional fees, bad debt expense, interest expense, and expenses paid by related parties. As of March 31, 2010, the Company had an accumulated deficit of $3,035,642. To increase its cash resources, the Company is currently in the process of 1) filing with the U.S. Securities and Exchange Commission to become public and sell shares to the public and 2) selling convertible notes payable under a private placement convertible note offering (see Note 12).

NOTE 3 - Summary of Significant Accounting Policies

Basis of Presentation

The acquisition of CPP Holdings II, LLC is considered a transaction between entities under common control as defined by ASC 805, Business Combinations. Based on such, the financial statements of the Company have been prepared as though the acquisition occurred at the beginning of the period. Therefore, although the acquisition occurred on December 31, 2008, the financial statement presentation is as if the acquisition had occurred on January 1, 2007. Shares issued for the acquisition of CPP II are presented as issued retroactively to January 1, 2007 for stockholders’ equity and loss per share.

Interim Financial Statements

In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments considered necessary for a fair statement of the Company’s financial position as of March 31, 2010 and the results of operations for the three months ended March 31, 2010 and 2009, and the cash flows for the three months ended March 31, 2010 and 2009, consisting only of normal and recurring adjustments. Operating results for the three month period ended March 31, 2010 are not necessarily indicative of the results that may be expected for the fiscal year ended December 31, 2010. The interim condensed consolidated financial statements do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The condensed consolidated balance sheet information as of December 31, 2009 was derived from the audited consolidated financial statements included in the Company’s Form S-11 filed with the SEC on June 30, 2010. These interim financial statements should be read in conjunction with that report.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Coldwater Portfolio Partners II, LLC. All intercompany transactions have been eliminated.

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 (Unaudited)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the related notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company maintains cash balances at banks and deposits at times may exceed federally insured limits.  Management believes that the financial institutions that hold the Company's cash are financially secure and, accordingly, minimal credit risk exists.

Restricted Cash

Restricted cash includes cash reserved as required by the mortgage loan agreement for real estate taxes, insurance, and capital expenditures

Receivables

Tenant receivables relating to billed rents, common area maintenance, taxes, etc. were $25,541 and $15,100 at March 31, 2010 and December 31, 2009, respectively.

The Company provides an allowance for doubtful accounts receivable against the portion of tenant receivables that is estimated to be uncollectible. At March 31, 2010 and December 31, 2009, there was no allowance for doubtful accounts. For the three months ended March 31, 2010 and 2009, bad debt expenses were $31,657 and $0, respectively.

Other receivables related to lease incentives were $51,868 and $54,606 at March 31, 2010 and December 31, 2009, respectively.

Investments in Real Estate

Investments in real estate are carried at historical cost, less accumulated depreciation and amortization.  Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives as follows:

Buildings	35 years
Land improvements	11 to 15 years
Tenant improvements	Shorter of the related lease terms or useful lives
Other	3 years

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 (Unaudited)

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset.  Repairs and maintenance are charged to expense as incurred.

Costs related to the acquisition, development, construction, and improvement of properties are capitalized.  Interest, real estate taxes, insurance, and other development related costs incurred during the construction periods are capitalized and depreciated on the same basis as the related assets.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including certain amortizable identifiable intangibles, for impairment whenever events or changes in circumstances indicate that we will not be able to recover the asset's carrying amount in accordance with Accounting Standards Codification (“ASC”) Subtopic 360-10-35 (formerly Statement of Financial Accounting Standards (“SFAS”) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets").

For long-lived assets held and used, including acquired intangibles, the Company initiates the review whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. Recoverability of an asset is measured by comparing its carrying amount to the expected undiscounted cash flows expected to result from the use and eventual disposition of that asset, excluding future interest costs that would be recognized as an expense when incurred. Any impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair market value. Significant management judgment is required in:

•	identifying a triggering event that arises from a change in circumstances;
•	forecasting future operating results; and
•	estimating the proceeds from the disposition of long-lived or intangible assets.

No impairment loss was recorded in 2010 or 2009.

Intangible Assets

Loan fees totaling $515,269 incurred in connection with obtaining the mortgage loan (see Note 6) have been deferred and are amortized over the five-year term of the mortgage loan on a straight-line basis, which approximates the effective interest method.  Amortization expense was $25,764 and $25,764 for the three months ended March 31, 2010, and 2009, respectively, and is included in amortization expense in the accompanying statements of operations.

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 (Unaudited)

Additionally, as of March 31, 2010, the Company incurred debt issuance costs and deferred charges of $65,964 and $244,517, respectively, associated with the issuance of convertible notes payable and the Company’s in-process Form S-11 filing to sell its shares (see Note 12).  As of December 31, 2009, the balance of debt issuance cost and deferred charges were $60,340 and $102,592, respectively. The debt issuance costs are amortized over the three year term of the notes payable on a straight-line basis, which approximates the effective interest method. Amortization expense on the debt issuance costs during the three months ended March 31, 2010 was $3,945 and is included in amortization expense in the accompanying statements of operations.  No amortization has been recorded on the deferred charges of $244,517 associated with the Company’s S-11 filing with the SEC, as no shares have been issued as of March 31, 2010 or December 31, 2009. (See Note 12).

Revenue Recognition

Base rental revenue from rental retail property is recognized on a straight-line basis over the terms of the related leases, which leads to deferred rent balances.  The leases are accounted for as operating leases.  Reimbursements from tenants for real estate taxes, common area maintenance, and other recoverable costs are recognized as revenue, based on the terms of the tenants’ leases, in the period the applicable costs are incurred.

Loss Per Share

Loss per share is calculated based on the weighted-average number of common shares outstanding during the period.

Income Taxes

KRC is a C corporation for Federal and State income tax purposes.  Losses incurred by KRC in prior years provide for a net operating loss carryforward.  However, due to the unpredictability of the Company’s future net income, the asset’s balance has been fully reserved for.

CPP II was a limited liability company, and as such, from an income tax perspective the entity is treated as a partnership for federal and state income tax purposes. Accordingly, no provision for income taxes has been included in these financial statements since taxable income or loss passes through to CPP II’s member.  Income or loss is allocated to the member based on the membership agreement and is included in their income tax return.

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•	Level 1 – defined as observable inputs such as quoted prices in active markets;

•	Level 2 – defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 (Unaudited)

•	Level 3 – defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, tenant receivables, short-term bank loans, accounts payable, accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments.

Concentrations

For the three months ended March 31, 2010, the Dollar Tree entity and the Fashion Bug entity accounted for approximately 20% and 10%, respectively, of rental revenue.  For the three months ended March 31, 2009, the Dollar Tree entity and the Fashion Bug entity accounted for approximately 20% and 16%, respectively, of rental revenue.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (the “FASB”) has codified a single source of U.S. Generally Accepted Accounting Principles (GAAP), the Accounting Standards Codification. Unless needed to clarify a point to readers, we will refrain from citing specific section references when discussing application of accounting principles or addressing new or pending accounting rule changes. There are no recently issued accounting standards that are expected to have a material effect on our financial condition, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including the Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by Management to have a material impact on the Company’s present or future financial statements.

NOTE 4 – Investments in Real Estate

Investments in real estate consist of the following:

	March 31, 2010 (Unaudited)	December 31, 2009
Buildings	$10,558,562	$10,558,562
Land and improvements	4,338,609	4,338,609
Tenant improvements	104,573	104,573
Other	13,196	13,196
	15,014,940	15,014,940

Less accumulated depreciation	(1,402,359)	(1,311,127)
	$13,612,581	$13,703,813

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 (Unaudited)

Depreciation expense for the three months ended March 31, 2010 and 2009 was $91,232 and $91,932, respectively.

These assets are included within the collateralized assets for the mortgage loan payable (see Note 6).

During January 2010, a non-refundable deposit of $100,000, toward a total purchase price of $1,575,000, was paid for the purchase of property in Andalusia, Alabama. The contract to purchase this property has been amended to extend the closing date an additional 180 days. The closing of this transaction has not yet been scheduled.

NOTE 5 – Intangible Assets

Intangible assets consist of the following:

	March 31, 2010 (Unaudited)	December 31, 2009
Deferred loan fees on mortgage payable	$515,269	$515,269
Debt issuance costs on notes payable	65,964	60,340
Deferred charges on S-11 filing	244,517	102,592
	825,750	678,201

Less accumulated amortization	(401,834)	(372,125)
	$423,916	$306,076

Amortization expense for the three months ended March 31, 2010 and 2009 was $29,709 and $25,764, respectively.

The weighted average amortization period for the remaining finite-lived intangible assets is 1.3 years. Estimated future amortization expense for the next five years is as follows:

Year ending December 31,
Remaining 2010	$93,567
2011	63,722
2012	21,194
2013	917
2014	-

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 (Unaudited)

NOTE 6 – Mortgage Loan Payable

Mortgage loan payable consists of a note payable for $15,510,000, secured by the Company’s investments in real estate (see Note 4).  The note bears interest at 6.52% per annum, payable monthly, and matures May 6, 2011.  The loan contains certain covenants and requires certain reserves to be funded on a monthly basis to cover real estate taxes, insurance, and replacement costs.  As of March 31, 2010 and 2009, the Company was in compliance with all the requirements of the loan agreements.

There are no principal payments due for the mortgage loan payable for the periods ended March 31, 2010 or December 31, 2009 and the entire principal balance is due on May 6, 2011.

NOTE 7 – Convertible Promissory Notes & Warrants

During the three months ended March 31, 2010, the Company sold 7.5 units of convertible promissory notes at $10,000 each, totaling $75,000. The units consist of 10% three year convertible notes which mature in 2013 and five year warrants to purchase 1,600 shares of the Company’s common stock at an exercise price of $6 per share. The notes are convertible into shares of the Company’s common stock at any time during the life of the note at an exercise price of $5 per share. At the time the convertible notes payable were issued, there was no intrinsic value associated with the conversion feature; therefore, no value was allocated to the embedded conversion feature.

The relative value of the warrant feature, utilizing the Black – Scholes valuation method, amounted to $18,472. This value has been accounted for as additional paid in capital with an offsetting discount against the face value of the notes payable. The discount will be amortized over the life of the notes.  Amortization for the three months ended March 31, 2010 equaled $8,386.

See Note 12 for subsequent events related to issuance of convertible promissory notes.

NOTE 8 – Stockholders’ Equity and Member’s Equity

CPP II maintains a capital account for the member. The member is not liable for any debts, liabilities, contracts, or obligations of CPP II.  All profits and losses, net cash flow from operations, and capital proceeds, if any, are to be distributed according to the priorities specified in the CPP II’s limited liability agreement.

During the period from January 1, 2009 through March 31, 2010, there were no contributions by the member to CPP II and there were no distributions from CPP II.  At March 31, 2010 and December 31, 2009, there were no accrued distributions.

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 (Unaudited)

During the second quarter of 2009, 200,000 shares of stock that had been previously issued in consideration for consulting services to be received were cancelled.

NOTE 9 - Related Party Transactions

Pursuant to a management and leasing agreement, Midwestern Management, LLC (MML) performs property management and leasing services for the Company.  MML is solely owned by the two largest shareholders of the Company, one of whom is the President of the Company.  MML is entitled to property management fees calculated at 5% of gross rent paid on a monthly basis.  MML also earns leasing commissions for certain new tenants.  In addition, MML is reimbursed for direct out-of-pocket expenses.  For the three months ended March 31, 2010, and 2009, property management fees to MML of $15,024 and $15,668, respectively, were recorded in operating expenses.

The management and leasing agreement expires on December 31, 2010, and is automatically renewed for successive periods of one year, unless MML elects not to renew the agreement.

NOTE 10 - Future Rentals Under Operating Leases

The Company has various lease agreements with tenants as of March 31, 2010.  The future minimum base rentals under non-cancelable operating leases as of March 31, 2010 are as follows:

Minimum Base Rents for Periods ended December 31
Remaining 2010	$856,699
2011	887,704
2012	638,474
2013	238,715
Thereafter	97,871
Total future minimum base rentals	$2,719,463

The leases generally require reimbursement of the tenants’ proportionate share of common area, real estate taxes and other operating expenses, which are not included in the amounts above.

NOTE 11 - Income Taxes

There is no provision for income taxes because the Company has historically incurred net operating losses. There are no deferred tax assets from temporary differences, other than net operating losses, because the acquisition occurred on December 31, 2008. Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Therefore, the net deferred tax assets have been fully offset by a valuation allowance. From December 31, 2009 to March 31, 2010, the valuation allowance increased by $132,000. Significant components of the Company’s deferred tax assets are as follows:

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
March 31, 2010 (Unaudited)

	March 31, 2010 (Unaudited)	December 31, 2009
Deferred tax asset for net operating loss carryforwards	$872,000	$740,000
Valuation allowance	(872,000)	(740,000)
Net deferred tax asset	$-	$-

At March 31, 2010, the Company’s cumulative net operating loss carryforward was $2,237,000 which will begin to expire in 2028. The availability of the cumulative net operating loss carryforward may be subject to limitations based on ownership changes as defined in the United States Internal Revenue Code, which could prevent the Company from realizing some or all of its net operating loss carryforward.

NOTE 12 - Subsequent Events

The Company is currently in the process of filing with the U.S. Securities and Exchange Commission to become public and sell shares to the public.  The Company filed a Form S-11 under the Securities and Exchange Act of 1933 to sell its shares.  The original filing related to the sale of stock at a price of $5.00 per share.  The Company subsequently amended this filing.  The plan (the “Offering”) is now for the Company to sell 3,000,000 authorized, yet unissued, shares of stock and existing shareholders to sell 685,430 shares of stock, totaling 3,685,430 shares at $5.25 per share. The registration statement will allow for the shares of the Company’s stock to be sold, without restriction, to the investing community.  The registration statement was not declared effective prior to the issuance of these financial statements.

Additionally, the Company signed an agreement with the dealer/manager of the Offering under Form S-11 for the underwriting of convertible promissory notes to be offered by the Company.  The terms of the agreement are an offering for up to $10,000,000 consisting of 1,000 units at $10,000 per unit.  Each unit consists of a $10,000 three-year convertible promissory 10% note and a warrant exercisable for a 5 year period to purchase up to 1,600 shares of the Company’s common stock at an exercise price of $6.00 per share.  (See Note 7)

Subsequent to March 31, 2010, an additional 6 units of convertible promissory notes with detachable warrants were sold at $10,000 each. It is anticipated that units will continue to be sold throughout 2010.

FINANCIAL STATEMENTS

KLEIN RETAIL CENTERS, INC.

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2009 AND 2008

KLEIN RETAIL CENTERS, INC.

CONTENTS

PAGE	65	REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PAGE	66	CONSOLIDATED BALANCE SHEETS AS OF DECEMBER 31, 2009 AND 2008

PAGE	67	CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

PAGE	68	CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

PAGE	69	CONSOLIDATED STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2009 AND 2008

PAGE	70 – 80	NOTES TO CONSOLIDATED FINANCIAL STATEMENTS OF OPERATIONS DECEMBER 31, 2009 AND 2008

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Klein Retail Centers, Inc.:

We have audited the accompanying consolidated balance sheets of Klein Retail Centers, Inc. and subsidiary (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders deficit, and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Klein Retail Centers, Inc. as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

WEINBERG & COMPANY, P.A.

Boca Raton, Florida
May 28, 2010

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2009 and 2008

	2009	2008
ASSETS

Investments in real estate, net	$13,703,813	$14,073,561
Intangible assets, net of accumulated amortization of $372,125 and $266,222, respectively	306,076	249,047
Cash and cash equivalents	13,403	10,401
Restricted cash	326,226	226,173
Stock subscriptions receivable	—	49,580
Tenant receivables	69,706	5,646
Deferred rent	83,541	28,494
Prepaid and other assets	4,365	5,595
Total assets	$14,507,130	$14,648,497

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Liabilities
Mortgage loan payable	$15,510,000	$15,510,000
Convertible Notes Payable	274,877	—
Accounts payable and accrued expenses	444,059	184,340
Accounts payable – related party	154,589	92,088
Cash overdraft	28,761	—
Tenants’ security deposits	22,824	21,349
Total liabilities	16,435,110	15,807,777

Stockholders’ Deficit
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, 0 shares issued and outstanding	—	—
Common stock, $0.0001 par value, 100,000,000 shares authorized, 7,860,430 and 8,060,430 shares outstanding, respectively	786	806
Additional paid-in capital	767,944	1,679,752
Accumulated deficit	(2,696,710)	(2,839,838)
Total stockholders’ deficit	(1,927,980)	(1,159,280)
Total liabilities and stockholders’ deficit	$14,507,130	$14,648,497

See accompanying notes to consolidated financial statements

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Years Ended December 31, 2009 and 2008

	2009	2008
Revenue
Rental revenue	$1,126,340	$1,362,657
Tenant reimbursements	235,268	236,104
Total revenue	1,361,608	1,598,761

Expenses
Property operating and maintenance	147,179	171,935
Real estate taxes	172,006	163,289
Depreciation	349,434	369,325
Consulting fees	—	1,000,000
Management fees	60,941	1,051,766
Professional fees	329,190	184,595
General and administrative	35,693	20,900
Total expenses	1,094,443	2,961,810
Income (loss) from operations	267,165	(1,363,049)

Other income	1,000,000	—
Interest expense	(1,018,134)	(1,028,106)
Amortization of intangible assets	(105,903)	(103,054)
Income (loss) before income taxes	143,128	(2,494,209)

Income taxes	—	—

Net income (loss)	$143,128	$(2,494,209)

Basic and diluted net income (loss) per share	$0.02	$(0.34)
Weighted average shares outstanding	7,917,964	7,430,556

See accompanying notes to consolidated financial statements

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER’S DEFICIT
For the Years Ended December 31, 2009 and 2008

	Common Shares	Stock Amount	Additional Paid-In Capital	Accumulated Deficit	Total Equity (Deficit)
Balance at January 1, 2008	7,400,000	$740	$(483,793)	$(345,629)	$(828,682)

Founder capital contributions			74,031		74,031
Issuance of common stock for cash	252,430	25	49,555		49,580
Issuance of common stock for services	408,000	41	2,039,959		2,040,000
Net loss				(2,494,209)	(2,494,209)

Balance at December 31, 2008	8,060,430	806	1,679,752	(2,839,838)	(1,159,280)

Cancellation of common stock	(200,000)	(20)	(999,980)		(1,000,000)
Net income				143,128	143,128
Issuance of warrants			88,172		88,172
Balance at December 31, 2009	7,860,430	$786	$767,944	$(2,696,710)	$(1,927,980)

See accompanying notes to consolidated financial statements

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF CASH FLOWS
For the Years Ended December 31, 2009 and 2008

	2009	2008
Cash Flows from Operating Activities
Net income (loss)	$143,128	$(2,494,209)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	458,386	472,379
Stock issued for services	—	2,040,000
Tenant allowances	44,713	(42,012)
Stock cancellation	(1,000,000)	—
Changes in operating assets and liabilities:
Tenant receivables	(64,060)	1,874
Prepaid and other assets	1,230	6,127
Accounts payable and accrued expenses	224,172	94,846
Accounts payable – related party	62,501	22,520
Book overdraft	28,251	(1,965)
Tenants’ deposits	1,475	6,616
Deferred rent	(55,047)	(85,316)
Net cash (used in)/provided by operating activities	(155,251)	20,860

Cash Flows from Investing Activities
Restricted cash	(100,053)	(47,686)
Capital expenditures	(24,399)	(36,804)
Net cash used in investing activities	(124,452)	(84,490)

Cash Flows from Financing Activities
Proceeds from stock subscription receivable	49,580	—
Stock issued for cash subscription	—	49,580
Stock subscription receivable	—	(49,580)
Contributions from member	—	74,031
Proceeds from issuance of convertible notes payable	356,000	—
Payments of offering costs	(123,385)	—
Bank overdraft	510	—
Net cash provided by financing activities	282,705	74,031

Net increase in cash and cash equivalents	3,002	10,401

Cash and cash equivalents, beginning of year	10,401	—
Cash and cash equivalents, end of year	$13,403	$10,401

Supplemental cash flow information
Income taxes paid	$—	$—
Interest paid	853,946	1,028,106
Non-cash asset additions relating to intangible assets	39,547	—
Non-cash equity additions – warrant valuation	88,172	—

See accompanying notes to consolidated financial statements

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 1 - Organization and Description of Business

Klein Retail Centers, Inc. (“KRC” or the “Company”) was incorporated on March 28, 2008 and was formed for the purpose of acquiring and operating commercial retail properties on a nationwide basis. On December 31, 2008, KRC acquired the entire membership interests in CPP Holdings II, LLC, a Delaware limited liability company, in exchange for 6,000,000 shares of common stock. CPP Holdings II, LLC was the sole member of Coldwater Portfolio Partners II, LLC, title owner of the properties.

Coldwater Portfolio Partners II, LLC (“CPP II”) began operations on May 6, 2006 and was formed for the purpose of acquiring and operating commercial retail properties on a nationwide basis.  In May, 2006 CPP II acquired nine commercial retail properties from a related party.

The acquisition of CPP II is considered a transaction between entities under common control as defined by Statement of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805: Business Combinations (formerly No. 141, Business Combinations).  Based on such, the financial statements of Klein Retail Centers, Inc. and Subsidiary (the “Company”) have been prepared as though the acquisition occurred at the beginning of the period.  Therefore, although the acquisition occurred on December 31, 2008, the financial statement presentation is as if the acquisition had occurred on January 1, 2007.

As of December 31, 2009 and 2008, the Company owned the following commercial retail properties.  See Note 12 for additional activity.

Property	Location	Date Opened
Springdale Center	Springdale, Arkansas	December, 2000
Joplin Center	Joplin, Missouri	January, 2001
Ocean Spring Center	Ocean Springs, Mississippi	January, 2001
Jackson Center	Jackson, Missouri	December, 2001
Fort Smith Center	Fort Smith, Arkansas	January, 2002
West Baraboo Center	West Baraboo, Wisconsin	January, 2002
Mitchell Center	Mitchell, South Dakota	June, 2002
Calvary Lane	Angola, Indiana	September, 2002
Lima Center	Lima, Ohio	June, 2003

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 2 - Summary of Significant Accounting Policies

Basis of Presentation

The acquisition of CPP Holdings II, LLC is considered a transaction between entities under common control as defined by ASC 805, Business Combinations. Based on such, the financial statements of the Company have been prepared as though the acquisition occurred at the beginning of the period. Therefore, although the acquisition occurred on December 31, 2008, the financial statement presentation is as if the acquisition had occurred on January 1, 2007. Shares issued for the acquisition of CPP II are presented as issued retroactively to January 1, 2007 for stockholders’ equity and loss per share.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Coldwater Portfolio Partners II, LLC. All intercompany transactions have been eliminated.

 Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and the related notes. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments purchased with an original maturity of three months or less to be cash equivalents.

The Company maintains cash balances at banks and deposits at times may exceed federally insured limits.  Management believes that the financial institutions that hold the Company's cash are financially secure and, accordingly, minimal credit risk exists.

Restricted Cash

Restricted cash includes cash reserved as required by the mortgage loan agreement for real estate taxes, insurance, and capital expenditures.

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Receivables

Tenant receivables relating to billed rents, common area maintenance, taxes, etc. were $15,100 and $5,646 at December 31, 2009 and 2008, respectively.

The Company provides an allowance for doubtful accounts receivable against the portion of tenant receivables that is estimated to be uncollectible. At December 31, 2009 and 2008, there was no allowance for doubtful accounts.

Other receivables related to lease incentives were $54,606 and $0 at December 31, 2009 and 2008, respectively.

Investments in Real Estate

Investments in real estate are carried at historical cost, less accumulated depreciation and amortization.  Depreciation and amortization are recorded on a straight-line basis over the estimated useful lives as follows:

Buildings	35 years
Land improvements	11 to 15 years
Tenant improvements	Shorter of the related lease terms or useful lives
Other	3 years

Improvements and replacements are capitalized when they extend the useful life, increase capacity, or improve the efficiency of the asset.  Repairs and maintenance are charged to expense as incurred.

Costs related to the acquisition, development, construction, and improvement of properties are capitalized.  Interest, real estate taxes, insurance, and other development related costs incurred during the construction periods are capitalized and depreciated on the same basis as the related assets.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including certain amortizable identifiable intangibles, for impairment whenever events or changes in circumstances indicate that we will not be able to recover the asset's carrying amount in accordance with Accounting Standards Codification (“ASC”) Subtopic 360-10-35 (formerly Statement of Financial Accounting Standards (“SFAS”) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets").

For long-lived assets held and used, including acquired intangibles, the Company initiates the review whenever events or changes in circumstances indicate that the carrying amount of a long-lived asset may not be recoverable. Recoverability of an asset is measured by comparing its carrying amount to the expected undiscounted cash flows expected to result from the use and eventual disposition of that asset, excluding future interest costs that would be recognized as an expense when incurred. Any impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds its fair market value. Significant management judgment is required in:

•	identifying a triggering event that arises from a change in circumstances;
•	forecasting future operating results; and
•	estimating the proceeds from the disposition of long-lived or intangible assets.

No impairment loss was recorded in 2009 or 2008.

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Intangible Assets

Loan fees totaling $515,269 incurred in connection with obtaining the mortgage loan (see Note 5) have been deferred and are amortized over the five-year term of the mortgage loan on a straight-line basis, which approximates the effective interest method.  Amortization expense was $103,054 and $103,054 for the years ended December 31, 2009, and 2008, respectively, and is included in amortization expense in the accompanying statements of operations.

Additionally, in 2009, the Company incurred debt issuance costs and deferred charges of $60,340 and $102,592, respectively, associated with the issuance of convertible notes payable and the Company’s in-process Form S-11 filing to sell its shares (see Note 12).  The debt issuance costs are amortized over the three year term of the notes payable on a straight-line basis, which approximates the effective interest method. Amortization expense on the debt issuance costs was $2,849 and is included in amortization expense in the accompanying statements of operations.  No amortization has been recorded on the deferred charges of $102,592 associated with the Company’s S-11 filing with the SEC, as no shares have been issued as of December 31, 2009.

Revenue Recognition

Base rental revenue from rental retail property is recognized on a straight-line basis over the terms of the related leases, which leads to deferred rent balances.  The leases are accounted for as operating leases.  Reimbursements from tenants for real estate taxes, common area maintenance, and other recoverable costs are recognized as revenue, based on the terms of the tenants’ leases, in the period the applicable costs are incurred.

Income (loss) Per Share

Income (loss) per share is calculated based on the weighted-average number of common shares outstanding during the period.

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Income Taxes

KRC is a C corporation for Federal and State income tax purposes.  Losses incurred by KRC in prior years provide for a net operating loss carryforward.  However, due to the unpredictability of the Company’s future net income, the asset’s balance has been fully reserved for.

CPP II was a limited liability company, and as such, from an income tax perspective the entity is treated as a partnership for federal and state income tax purposes. Accordingly, no provision for income taxes has been included in these financial statements since taxable income or loss passes through to CPP II’s member.  Income or loss is allocated to the member based on the membership agreement and is included in their income tax return.

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

•	Level 1 – defined as observable inputs such as quoted prices in active markets;

•	Level 2 – defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

•	Level 3 – defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying amounts of financial assets and liabilities, such as cash and cash equivalents, tenant receivables, short-term bank loans, accounts payable, accrued expenses and other current liabilities, approximate their fair values because of the short maturity of these instruments.

Concentrations

For the year ended December 31, 2009, one third-party entity accounted for approximately 21% of rental revenue. For the year ended December 31, 2008, two third-party entities accounted for approximately 38% of rental revenue.

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

Recent Accounting Pronouncements

The Financial Accounting Standards Board (the “FASB”) has codified a single source of U.S. Generally Accepted Accounting Principles (GAAP), the Accounting Standards Codification. Unless needed to clarify a point to readers, we will refrain from citing specific section references when discussing application of accounting principles or addressing new or pending accounting rule changes. There are no recently issued accounting standards that are expected to have a material effect on our financial condition, results of operations or cash flows.

Other recent accounting pronouncements issued by the FASB (including the Emerging Issues Task Force), the American Institute of Certified Public Accountants, and the Securities and Exchange Commission did not or are not believed by Management to have a material impact on the Company’s present or future financial statements.

NOTE 3 – Investments in Real Estate

Investments in real estate consist of the following at December 31:

	2009	2008
Buildings	$10,558,562	$10,558,562
Land and improvements	4,338,609	4,338,609
Tenant improvements	104,573	122,186
Other	13,196	13,196
	15,014,940	15,032,553

Less accumulated depreciation	(1,311,127)	(958,992)
	$13,703,813	$14,073,561

Depreciation expense for the years ended December 31, 2009 and 2008 was $349,434 and $369,325, respectively.

These assets are included within the collateralized assets for the mortgage loan payable (see Note 5).

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 4 – Intangible Assets

Intangible assets consist of the following at December 31:

	2009	2008
Deferred loan fees on mortgage payable	$515,269	$515,269
Debt issuance costs on notes payable	60,340	-
Deferred charges on S-11 filing	102,592	-
	678,201	515,269

Less accumulated amortization	(372,125)	(266,222)
	$306,076	$249,047

Amortization expense for the years ended December 31, 2009 and 2008 was $105,903 and $103,054, respectively.

The weighted average amortization period for the remaining finite-lived intangible assets is 1.8 years. Estimated future amortization expense for the next five years at December 31, 2009 is as follows:

Year ending December 31,
2010	$123,149
2011	63,034
2012	17,301
2013	—
2014	—

NOTE 5- Mortgage Loan Payable

Mortgage loan payable consists of a note payable for $15,510,000, secured by the Company’s investments in real estate (see Note 3).  The note bears interest at 6.52% per annum, payable monthly, and matures May 6, 2011.  The loan contains certain covenants and requires certain reserves to be funded on a monthly basis to cover real estate taxes, insurance, and replacement costs.  As of December 31, 2009 and 2008, the Company was in compliance with all the requirements of the loan agreements.

There are no principal payments due for the mortgage loan payable for the years ended December 31, 2009, 2010, and the entire principal balance is due on May 6, 2011.

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 6 – Convertible Promissory Notes & Warrants

During late 2009, the Company sold 36 units of convertible promissory notes at $10,000 each, totaling $360,000. The units consist of 10% three year convertible notes which mature in 2012 and five year warrants to purchase 1,600 shares of the Company’s common stock at an exercise price of $6 per share. The notes are convertible into shares of the Company’s common stock at any time during the life of the note at an exercise price of $5 per share. At the time the convertible notes payable were issued, there was no intrinsic value associated with the conversion feature; therefore, no value was allocated to the embedded conversion feature.

The relative value of the warrant feature, utilizing the Black – Scholes valuation method, amounted to $88,172. This value has been accounted for as additional paid in capital with an offsetting discount against the face value of the notes payable. The discount will be amortized over the life of the notes.  Amortization for the period ended December 31, 2009 equaled $3,049.

See Note 12 for subsequent events related to issuance of convertible promissory notes.

NOTE 7 – Stockholders’ Equity and Member’s Equity

On July 1, 2008, KRC issued 7,400,000 shares of common stock to the founders of the Company (see Note 2).

Between July 22 and December 18, 2008, the Company sold 252,430 shares of common stock for $49,580 in cash, which was collected in full between January 1, 2009 and February 27, 2009.

In December 2008, the Company issued 408,000 shares of common stock in exchange for services rendered to the Company.  The value of these shares was $2,040,000.

On December 31, 2008, the Company redeemed 6,000,000 shares from the founder, and reissued 3,000,000 shares each to Klein Portfolio Investors, LLC and Klein Portfolio Investors II, LLC in exchange for their respective membership interests in CPP II (see Note 2).

CPP II maintains a capital account for the member. The member is not liable for any debts, liabilities, contracts, or obligations of CPP II.  All profits and losses, net cash flow from operations, and capital proceeds, if any, are to be distributed according to the priorities specified in the CPP II’s limited liability agreement.

In 2009 and 2008, there were contributions of $0 and $74,031, respectively, by the member to CPP II.  Distributions from CPP II for 2009 and 2008 were $0 and $0, respectively.  At December 31, 2009 and 2008, there were no accrued distributions.

During the second quarter of 2009, 200,000 shares of stock that had been previously issued in consideration for consulting services to be received were cancelled (see Note 11).

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 8 - Related Party Transactions

Pursuant to a management and leasing agreement, Midwestern Management, LLC (MML) performs property management and leasing services for the Company.  MML is solely owned by the two largest shareholders of the Company, one of whom is the President of the Company.  MML is entitled to property management fees calculated at 5% of gross rent paid on a monthly basis.  MML also earns leasing commissions for certain new tenants.  In addition, MML is reimbursed for direct out-of-pocket expenses.  For the years ended December 31, 2009, and 2008, property management fees to MML of $60,941 and $1,051,766, respectively, were recorded in operating expenses.  The prior year management fee was comprised of payments made to MML in the amount of $61,766 and stock issuance of 198,000 shares to MML employees valued at $990,000.

The management and leasing agreement expires on December 31, 2010, and is automatically renewed for successive periods of one year, unless MML elects not to renew the agreement.

NOTE 9 - Future Rentals Under Operating Leases

The Company has various lease agreements with tenants as of December 31, 2009.  The future minimum base rentals under non-cancelable operating leases as of December 31, 2009 are as follows:

Year ending December 31,
2010	$1,212,990
2011	859,385
2012	568,043
2013	182,151
Thereafter	54,131
Total future minimum base rentals	$2,876,700

The leases generally require reimbursement of the tenants’ proportionate share of common area, real estate taxes and other operating expenses, which are not included in the amounts above.

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 10 - Income Taxes

There is no provision for income taxes because the Company has historically incurred net operating losses. There are no deferred tax assets from temporary differences, other than net operating losses, because the acquisition occurred on December 31, 2008. Realization of deferred tax assets is dependent upon future earnings, if any, the timing and amount of which are uncertain. Therefore, the net deferred tax assets have been fully offset by a valuation allowance. From December 31, 2008 to December 31, 2009, the valuation allowance decreased by $56,000. Significant components of the Company’s deferred tax assets are as follows:

	2009	2008
Deferred tax asset for net operating loss carryforwards	$740,000	$796,000
Valuation allowance	(740,000)	(796,000)
Net deferred tax asset	$—	$—

At December 31, 2009, the Company’s cumulative net operating loss carryforward was $1,898,000 which will begin to expire in 2028. The availability of the cumulative net operating loss carryforward may be subject to limitations based on ownership changes as defined in the United States Internal Revenue Code, which could prevent the Company from realizing some or all of its net operating loss carryforward.

NOTE 11 – Other Income

During 2008, the Company issued 200,000 shares to a consultant in consideration of services to be performed. The fair market value of the shares when issued in 2008 totaled $1,000,000, or $5.00 per share based on the price of the shares included within the Company’s registration that had been sold for cash (see Note 12). Since the shares were issued without a forfeiture provision for non-performance, the transaction was accounted for as consulting expense in 2008. The consultant did not perform the services and, in order to avoid litigation, he returned the unrestricted shares for cancellation in settlement. The shares were cancelled at the fair market value of the shares, which totaled $1,000,000, or $5.00 per share, based on the price of the shares included in the Company’s registration at the time of cancellation (see Note 12). This cancellation gave rise to Other Income.

KLEIN RETAIL CENTERS, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2009 and 2008

NOTE 12 - Subsequent Events

The Company is currently in the process of filing with the U.S. Securities and Exchange Commission to become public and sell shares to the public.  The Company filed a Form S-11 under the Securities and Exchange Act of 1933 to sell its shares.  The original filing related to the sale of stock at a price of $5.00 per share.  The Company subsequently amended this filing.  The plan (the “Offering”) is now for the Company to sell 3,000,000 authorized, yet unissued, shares of stock and existing shareholders to sell 685,430 shares of stock, totaling 3,685,430 shares at $5.25 per share. The registration statement will allow for the shares of the Company’s stock to be sold, without restriction, to the investing community.  The registration statement was not declared effective prior to the issuance of these financial statements.

Additionally, the Company signed an agreement with the dealer/manager of the Offering under Form S-11 for the underwriting of convertible promissory notes to be offered by the Company.  The terms of the agreement are an offering for up to $10,000,000 consisting of 1,000 units at $10,000 per unit.  Each unit consists of a $10,000 three-year convertible promissory 10% note and a warrant exercisable for a 5 year period to purchase up to 1,600 shares of the Company’s common stock at an exercise price of $6.00 per share.  (See Note 6)

During the first quarter of 2010, an additional 7.5 units of convertible promissory notes with detachable warrants were sold at $10,000 each. It is anticipated that units will continue to be sold throughout 2010.

In early 2010, the Company signed a contract to purchase property in Andalusia, Alabama consisting of a commercial retail center. A deposit of $100,000 was made in conjunction with the contract.  As of the date of this report, the Company has not completed the acquisition of this property.

APPENDIX A

SUBSCRIPTION AGREEMENT

Kenneth Klein, Chief Executive Officer
Klein Retail Centers, Inc.
330 Intertech Parkway, Ste. 300
Angola, IN 46703

Re:	Klein Retail Centers, Inc. – shares of common stock (“Shares”)

In connection with the offer and proposed sale to the public by Klein Retail Centers, Inc. (“Company”), a Delaware corporation, of up to 3,000,000 Shares (“Offering”), the undersigned prospective investor (“Investor”) and the Company hereby agree as follows:

1.           Subscription. The Investor hereby subscribes for and agrees to purchase the number of Shares set forth on the signature page of this Subscription Agreement, subject to the following conditions and understandings:

(i)       Acceptance or Rejection. The Company, in its sole discretion and for any reason, may accept or reject this subscription, in whole or in part and at any time. The Company may also allocate to the Investor less than the number of Shares subscribed for, in which case there shall be remitted to the Investor the difference between the subscription amount paid and the subscription price allocable to the Shares accepted.

(ii)      Closing. All funds will be held in a non-interest bearing escrow account until collected funds representing one or more subscriptions have been received by the Escrow Agent. This escrow agent will continue as the distribution agent until the Offering is terminated.

(iii)     Treatment of Funds Submitted in Connection with Rejected Subscriptions. If the Company rejects this subscription in its entirety, the Investor's check or wire transfer accompanying this subscription will be returned to the Investor without interest or deduction. If this subscription is accepted in whole or in part, the Investor's check will be cashed or the wire transfer approved with funds disbursed pursuant to the Escrow Agreement, and the Company will promptly remit to the Investor the funds relating to that portion of the subscription, if any that is not accepted.

2.           Representations and Warranties. The Investor makes the acknowledgments, representations and warranties set forth in this Section with the intent that the same may be relied upon in determining the Investor's suitability as a purchaser of Shares. The obligations of the Investor and the acknowledgments, representations and warranties herein contained shall be binding upon each such person and his respective heirs, executors, administrators, and assigns.

(i)       No Regulatory Review. The Investor acknowledges that no federal, state or other agency has made nor will make any finding or determination as to the fairness of the investment or make nor made any recommendation or endorsement of the Shares.

(ii)      Escrow Agent Status. The Investor acknowledges that Century Bank and Trust is acting only as an escrow agent in connection with the Offering of the Shares described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Units.

3.           Survival. The representations and warranties contained in Section 2 herein will survive the Closing.

4.           Reliance on Representations and Warranties; Indemnification. The Investor understands that the Company will rely on the representations and warranties of the Investor herein in determining whether a sale of Shares to the Investor is in compliance with federal and applicable state securities laws. The Investor hereby agrees to indemnify the Company and its respective affiliates, and hold the Company and its affiliates harmless from and against any and all liability, damage, cost or expense (including reasonable attorneys' fees) incurred on the account of or arising out of: (a) any inaccuracy in the Investor's Acknowledgments, representations and warranties set forth in this Subscription Agreement; (b) the disposition of any of the Shares which the Investor will receive, contrary to the Investor's acknowledgments, representations and warranties in this Subscription Agreement; (c) any suit or proceeding based upon the claim that said acknowledgments, representations or warranties were inaccurate or misleading or otherwise cause for obtaining damages or redress from the Company or any of its affiliates or the disposition of all or any part of the Investor's Shares; and (d) the Investor's failure to fulfill any or all of the Investor's obligations herein.

5.           Updating Information. All of the information set forth herein with respect to the Investor, including, without limitation all of the acknowledgments, representations and warranties set forth herein, is correct and complete as of the date hereof and, if there should be any material change in such information prior to the acceptance of this subscription by the Company, the Investor will immediately furnish the revised or corrected information to the Company.

6.           Execution of Additional Documents. The parties to this Subscription Agreement will execute and deliver any other documents, transfers, assurances and procedures necessary, in the opinion of counsel for the Company, for the purposes of giving effect to or perfecting the transactions contemplated by this Subscription Agreement.

7.           Notices. Any notices or other communication required or permitted hereunder shall be sufficiently given if in writing and sent by registered or certified mail, postage prepaid and return receipt requested if to the Company to: Kenneth S. Klein, Chief Executive Officer, Klein Retail Centers, Inc., 330 Intertech Parkway, Suite. 300, Angola, IN 46703, (517) 278-3050 and if to the Investor, at the address set forth following the Investor's signature to this Subscription Agreement, or to such other address as either the Company or the Investor shall designate to the other by notice in writing.

8.           Successors; Amendment.  This Subscription Agreement inures to the benefit of and is binding upon the parties to this Subscription Agreement and their heirs, executors, administrators, successors and permitted assigns.  This Subscription Agreement may be amended, modified or terminated only by an agreement in writing, signed by the parties to be changed by such amendment, modification or termination.
9.           Governing Law.  This Subscription Agreement shall be governed by and construed in accordance with the laws of the state of Michigan.

10.         Representation.  The Investor acknowledges that legal counsel for the Company has acted as counsel solely to the Company and not to the Investor.  The Investor is advised to have his/her/its own legal counsel and other advisors review the Offering Memorandum prior to subscribing for Units.

11.         The undersigned acknowledges that Century Bank and Trust is acting only as an escrow agent in connection with the offering of the Shares described herein, and has not endorsed, recommended or guaranteed the purchase, value or repayment of such Shares.

12.         Signatures. The Investor declares under penalty of perjury that the statements, acknowledgments, representations and warranties contained herein are true, correct and complete and that this Subscription Agreement was executed.

Print Name

Address

City	State

By:		By:
	Signature		Signature of Spouse (if applicable)

Dated: ______________________________

(SUBMIT WITH CHECK)

Number of Shares subscribed for: _______@ $5.25 per Share (__________ Shares Minimum).

Dollar Amount of Shares subscribed for:   $_________________

Make all certified or bank checks payable to: Klein Retail Centers, Inc. Escrow Account

If you wish to execute a wire transfer, please contact Joel R. Blumenschein of Freedom Investors Corp (Dealer Manager Agent) at (877) 436-8701 for wire instructions. NOTE: All funds, whether by check or wire transfer, must be drawn on a United States bank for same day and in United States funds.

Print exact name(s) in which Units are to be registered:

NAME (1):

SS# or Tax I.D.:

Telephone No.:

Email Address:

NAME (2):

SS# or Tax I.D.:

Telephone No.:

Email Address:

ENTITY:

ADDRESS:

The investment is to be held as follows (check one):
(a)____Husband & Wife, as community property
(b)____Joint Tenants
(c)____Tenants in Common
(d)____Individual
(e)____Corporation
(f)____ Partnership
(g)____Trust
(h)____Other

Broker/Dealer Information

Name of Broker/Dealer:
Address:

TEL: ( ) FAX: ( )
Registered Representative:
Rep. Address (If Different):

Rep. Telephone & Fax:	( ) ( )

ACCEPTANCE OF SUBSCRIPTION

Accepted by Klein Retail Centers, Inc., as of                                                 , 201__.

By
Kenneth Klein, Chief Executive Officer
Klein Retail Centers, Inc.

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ANTI-MONEY LAUNDERING PROVISIONS

The USA PATRIOT Act	What is money laundering?	How big is the problem and why is it important?
The USA PATRIOT Act is designed to detect, deter, and punish terrorists in the United States and abroad.  The Act imposes new anti-money laundering requirements on brokerage firms and financial institutions.  Since April 24, 2002, all brokerage firms have been required to have new, comprehensive anti-money laundering programs.

To help you understand these efforts, we want to provide you with some information about money laundering and The Company’s steps to implement the USA PATRIOT Act.

Money laundering is the process of disguising illegally obtained money so that the funds appear to come from legitimate sources or activities.  Money laundering occurs in connection with a wide variety of crimes, including illegal arms sales, drug trafficking, robbery, fraud, racketeering, and terrorism.

The use of the U.S. financial system by criminals to facilitate terrorism or other crimes could taint The Company’s financial markets.  According to the U.S. State Department, one recent estimate puts the amount of worldwide money laundering activity at $1 trillion a year.

What are we required to do to eliminate money laundering?
Under new rules required by the USA PATRIOT Act, The Company’s anti-money laundering program must designate a special compliance officer, set up employee training, conduct independent audits, and establish policies and procedures to detect and report suspicious transactions and ensure compliance with the new laws.

As part of The Company’s required program, we may ask you to provide various identification documents or other information.  Until you provide the information or documents we need, we may not be able to effect any transactions for you.

PATRIOT ACT REQUIREMENTS

The Patriot Act requires us to obtain the following information from you to detect and prevent the misuse of the world financial system.

1.           In the space provided below, please provide details of where monies were transferred from to the Company in relation to your subscription for Units.

COUNTRY	NAME OF BANK OR FINANCIAL INSTITUTION	CONTACT NAME/PHONE NUMBER AT BANK OR FINANCIAL INSTITUTION	NAME OF ACCOUNT HOLDER	ACCOUNT NUMBER

If the country from which the monies were transferred appears in the Approved Country List below, please go to number 3.  If the country does not appear, please go to number 2.

Approved Country List:

Argentina	Germany	Liechtenstein	Spain
Australia	Gibraltar	Luxembourg	Switzerland
Bermuda	Guernsey	Mexico	Turkey
Belgium	Hong Kong	Netherlands	United Kingdom
Brazil	Iceland	New Zealand	United States
British Virgin Islands	Ireland	Norway
Canada	Isle of Man	Panama
Denmark	Italy	Portugal
Finland	Japan	Singapore
France	Jersey

2.           If subscription monies were transferred to the Company from any country other than on the Approved Country List (see above), please provide the following documentation to the Company (all copies should be in English and certified as being “true and correct copies of the original” by a notary public of the jurisdiction of which you are resident).

(a)	For Individuals:

(i)	evidence of name, signature, date of birth and photographic identification,

(ii)	evidence of permanent address, and

(iii)	where possible, a reference from a bank with whom the individual maintains a current relationship and has maintained such relationship for at least two years

(b)	For Companies:

(i)	a copy of its certificate of incorporation and any change of name certificate,

(ii)	a certificate of good standing,

(iii)	a register or other acceptable list of directors and officers,

(iv)	a properly authorized mandate of the company to subscribe in the form, for example, of a certified resolution which includes naming authorized signatories,

(v)	a description of the nature of the business of the company,

(vi)	identification, as described above for individuals, for at least two directors and authorized signatories,

(vii)	a register of members or list of shareholders holding a controlling interest, and

(viii)	identification, as described above, for individuals who are beneficial owners of corporate shareholders which hold 10% or more of the capital share of the company.

(c)	For Partnerships and Unincorporated Businesses:

(i)	a copy of any certificate of registration and a certificate of good standing, if registered,

(ii)	identification, as described above, for individuals and, where relevant, companies constituting a majority of the partners, owners or managers and authorized signatories,

(iii)	a copy of the mandate from the partnership or business authorizing the subscription in the form, for example, of a certified resolution which includes naming authorized signatories, and

(iv)	a copy of constitutional documents (formation and partnership agreements).

(d)	For Trustees:

(i)	identification, as described above, for individuals or companies (as the case may be) in respect of the trustees,

(ii)
identification, as described above for individuals, of beneficiaries, any person on whose instructions or in accordance with whose wishes the trustee/nominee is prepared or accustomed to act and the settlor of the trust, and

(iii)	evidence of that nature of the duties or capacity of the trustee.

3.           The Company is also required to verify the source of funds.  To this end, summarize the underlying source of the funds remitted to us (for example, where subscription monies were the profits of business (and if so please specify type of business), investment income, savings, etc.).

Source of Funds

ANTI-MONEY LAUNDERING ACT

WIRING FUNDS: Due to the Anti-Money Laundering Act, Compliance must grant approval prior to funds being wired from any account other than National Financial Services (NFS) or an IRA Custodial Account.  Thus, please adhere to the following procedure:

A.	Complete Sections 1 through 3 in the Patriot Act Requirements section above, as applicable, utilizing the information for the bank from which the wire will originate.

B.
Attach a copy of your “Letter of Instruction” or other wire instructions showing your name, financial institution name (where wire will originate), account number, wire amount, and wire instructions (escrow agent information such as ABA routing number, escrow account number etc) – this must be signed and dated.

C.	If monies will be wired from an account not matching the name on this Subscription Agreement, additional documentation is necessary (please contact ____________ at __________________ for assistance).

D.	Submit Subscription Agreement to _______________ for processing and compliance approval.

E.	Upon notification of approval from, wire funds.

F.	will obtain wire confirmation from escrow agent. If wire confirmation does NOT show account number of wire origination, additional documentation will be required.

WIRING FUNDS IN ADVANCE OF COMPLIANCE APPROVAL IS PROHIBITED

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PRIVACY POLICY

It is the policy of Freedom Investors Corp. to respect the privacy of customers (hereinafter referred to as “Subscribers”) who subscribe to transactions placed by Freedom Investors Corp.

Whether its own brokers introduce Subscribers to the investment opportunity, or the introduction was made through Selling Agents, non-public personal information is protected by Freedom Investors Corp.

Freedom Investors Corp. does not disclose any nonpublic personal information about Subscribers to anyone, except as required or permitted by law and to effect, administer, or enforce transactions requested by Subscribers in the ordinary processing, servicing or maintaining their accounts. Furthermore, Freedom Investors Corporation does not reserve the right to disclose Subscriber’s nonpublic personal information in the future without first notifying the Subscriber of a change in privacy policy and providing a convenient opportunity for Subscriber to opt out of information sharing with nonaffiliated third parties.

Under the USA PATRIOT Act of 2001 (Public Law 107-56)(together with all rules and regulations promulgated hereunder, the “Patriot Act”), and/or your broker may be required or requested to disclose to one or more regulatory and/or law enforcement bodies certain information regarding transactions relating to your account involving transactions with foreign entitles and individuals, other transactions in your account as required in the Patriot Act and other activities described in the Patriot Act as “suspicious activities.” Neither nor your broker shall have any obligation to advise you of any such disclosures or reports made in compliance with the Patriot Act.

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PART II

Item 31.  Other expenses of Issuance and Distribution

The following table sets forth Klein Retail Center's expenses in connection with this registration statement. All of the listed expenses are estimates, other than the filing fees payable to the Securities and Exchange Commission.

Registration Fees	$768
FINRA fee	$2,355
State filing fees	$22,740
Edgarizing fees	$5,000
Accounting fee	$190,000
Legal fees	$125,000
Printing	$3,000

Item 32 and 33.   Sales to Special Parties and Sales of Unregistered Securities

Since inception, KRC has issued 8,060,430 shares of which 7,860,430 shares of common stock are outstanding.  Such shares were issued at a price less than the price of the Shares offered by KRC pursuant to this registration:

On July 1, 2008, KRC issued 7,000,000 shares of common stock for services rendered to the Company to its president Kenneth S. Klein pursuant to an exemption from registration under Section 4(2)  of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.  On February 26, 2009, effective December 31, 2008, 6,000,000 of these shares were redeemed by KRC at a redemption price equal to par.

On July 1, 2008, KRC issued 250,000 shares of common stock to Tiber Creek Corporation for services rendered to the Company pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

Between July 22, 2008 and December 18, 2008, KRC issued 252,430 shares to 56 investors for an aggregate receipt of $49,580 pursuant to an exemption from registration under Rule 506 pursuant to the Securities Act of 1933.

Pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, in December, 2008, KRC issued 208,000 shares in exchange for services to KRC as follows:

10,000 shares to James Gordon for outside accounting services;
198,000 shares to employees of Midwestern Management for services provided

Pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering, in December, 2008, KRC issued 200,000 shares to John Kiley for consulting services provided to KRC.  These shares were canceled in April, 2009.

On December 16, 2008, KRC issued 50,000 shares to Cynthia R. Klein, 50,000 shares to Klein Family Investments LLC and 50,000 shares for services rendered to the Company pursuant to the exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

On February 26, 2009, effective December 31, 2008, KRC issued 3,000,000 shares of common stock to Klein Portfolio Investors, LLC and 3,000,000 shares of common stock to Klein Portfolio Investors II, LCC pursuant to an agreement of December 31, 2008, in exchange for its shares in CPP Holdings II, LLC, under an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, as a transaction by an issuer not involving any public offering.

As of July 26, 2010, KRC sold 49.5 units to 16 investors at $10,000 per unit for an aggregate of $495,000.  Each unit consists of a 3-year convertible promissory note with 10% annual interest payable quarterly and a warrant to purchase up to 1,600 shares of KRC's common stock exercisable from time to time for five years from execution at an exercise price of $6.00 per share.  Each promissory note is convertible at any time up to three years from date of execution into common stock at the rate of one share of common stock for every $5 of principal of the note.

Item 34.    Indemnification of Directors and Officers

KRC’s certificate of incorporation includes an indemnification provision that provides that a director shall not be liable to KRC or any shareholder for monetary damages for breach of fiduciary duty as a director except (i) for any breach of the director’s duty of loyalty to KRC or its shareholders or (ii) for acts or omissions not in good faith or which involve intentional misconduct of (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

KRC does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of KRC.

INSOFAR AS INDEMNIFICATION FOR LIABILITIES ARISING UNDER THE SECURITIES ACT OF 1933 MAY BE PERMITTED TO DIRECTORS, OFFICERS AND CONTROLLING PERSONS OF THE SMALL BUSINESS ISSUER PURSUANT TO THE RULES OF THE COMMISSION, OR OTHERWISE, THE SMALL BUSINESS ISSUER HAS BEEN ADVISED THAT IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION SUCH INDEMNIFICATION IS AGAINST PUBLIC POLICY AS EXPRESSED IN THE ACT AND IS, THEREFORE, UNENFORCEABLE.

Item 35.    Treatment of Proceeds from Stock Being Registered

None of the Shares being registered herein nor any portion of the consideration to be received for such Shares is to be credited to an account other than the capital account of KRC and for the purposes stated in the registration of such Shares.

Item 36.  Exhibits and Financial Statement Schedules.

EXHIBITS

1.01++	Dealer Manager Agreement
1.02++	Soliciting Dealer Agreement
3.1+	Certificate of Incorporation
3.2+	By-laws
3.2.1++	Amended By-laws
5.0	Opinion of Counsel on legality of securities being registered
10.1+++	Agreements for acquisition of shadow retail center
10.2++	Agreement with Midwestern Management
10.3++	Escrow Agreement
10.4+++	Lakeview Title, LLC report of November 16, 2009
10.5+++	Lock-up Agreement
10.6	Managing placement agent agreement for promissory note offering

21.0++	Subsidiaries of the Registrant
23.1	Consent of Accountants
23.2	Consent of Attorney (as part of Exhibit 5.0)

+	Filed on March 13, 2009
++	Filed on October 9, 2009
+++	Filed on December 9, 2009

Item 37.  Undertakings

Undertaking Pursuant to Rule 415 Under the Securities Act of 1933

The undersigned registrant hereby undertakes:

(1).	To file, during any period in which it offers or sales securities, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any additional material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2).
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time to be the initial bona fide offering thereof.

(3).	To remove from registration by means of a post-effective amendment any of the securities that remain unsold at the termination of the offering.

(4).	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to this offering, other than registration statements relying on Rule 403B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5).	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser.:

i	Any preliminary prospectus or prospectus of the undersigned registrant relating to this offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to this offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6).
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-11 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Coldwater, State of Michigan on July 27, 2010.

Date: July 27, 2010	By:	/s/ Kenneth S. Klein
Kenneth S. Klein
Title: President
(principal executive officer)

	By:	/s/ Kenneth S. Klein
Date: July 27, 2010		Kenneth S. Klein
Title: Treasurer
(Principal financial and accounting officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Kenneth S. Klein
Kenneth S. Klein	Director	July 27, 2010

/s/ Jonathan M. Klein		July 27, 2010
Jonathan M. Klein	Director

Thomas Kramer	Director

/s/ Richard A. Kranitz		July 27, 2010
Richard A. Kranitz	Director

R. Kip Paul	Director

Charles Edward Tippmann	Director

/s/ Patricia K. Weikel
Patricia K. Weikel	Director	July 27, 2010